                                                                     EXHIBIT 4.3

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                   AMENDED AND RESTATED DECLARATION OF TRUST

                                      OF

                       ALLFIRST PREFERRED CAPITAL TRUST

                           DATED AS OF JULY 13, 1999






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

                               TABLE OF CONTENTS


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                                      ARTICLE I

                           INTERPRETATION AND DEFINITIONS


   Section 1.1   INTERPRETATION AND DEFINITIONS............................  2
     Affiliate.............................................................  2
     Asset Declaration.....................................................  2
     Asset Property Trustee................................................  2
     Asset Trust Enforcement Event.........................................  2
     Asset Trust...........................................................  2
     Asset Trust Common Securities.........................................  3
     Asset Trust Preferred Guarantee.......................................  3
     Asset Trust Preferred Securities......................................  3
     Authorized Officer....................................................  3
     Day...................................................................  3
     Business Trust Act....................................................  3
     Capital Delaware Trustee..............................................  3
     Capital Property Account..............................................  3
     Capital Property Trustee..............................................  3
     Capital Trust.........................................................  3
     Capital Trust Administrator...........................................  3
     Capital Trust Administrator's Authorization Certificate...............  3
     Capital Trust Common Security.........................................  3
     Capital Trust Common Security Certificate.............................  3
     Capital Trust Common Securities Holder................................  3
     Capital Trust Enforcement Event.......................................  4
     Capital Trust Guarantee...............................................  4
     Capital Trust Investment Company Event................................  4
     Capital Trust Liquidation.............................................  4
     Capital Trust Liquidation Distribution................................  4
     Capital Trust Preferred Security......................................  4
     Capital Trust Preferred Security Certificate..........................  4
     Capital Trust Redemption Tax Opinion..................................  4
     Capital Trust Regulatory Event........................................  4
     Capital Trust Securities..............................................  5
     Capital Trust Special Event...........................................  5
     Capital Trust Tax Event...............................................  4
     Capital Trustee.......................................................  5
     Capital Trustees......................................................  5
     Central Bank of Ireland...............................................  5
     Certificate...........................................................  5
     Certificate of Trust..................................................  6
     Closing Date..........................................................  6
     Code..................................................................  6
     Commission............................................................  6
     Company...............................................................  6
     Company Indemnified Person............................................  6
     Corporate Trust Office................................................  6
     Covered Person........................................................  6
     Debenture Issuer......................................................  6

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
      Debentures.........................................................    6
      Depositary.........................................................    6
      DTC................................................................    6
      Distribution.......................................................    7
      Distribution Payment Date..........................................    7
      Distribution Period................................................    7
      Exchange Act.......................................................    7
      Exchange Offer.....................................................    7
      Extension Period...................................................    7
      Federal Reserve....................................................    7
      Fiduciary Indemnified Person.......................................    7
      Fiscal Period......................................................    7
      Fiscal Year........................................................    7
      Global Security....................................................    7
      Holder.............................................................    7
      Indemnified Person.................................................    8
      Indenture..........................................................    8
      Initial Purchaser..................................................    8
      Institutional Accredited Investor..................................    8
      Investment Company Act.............................................    8
      Legal Action.......................................................    8
      List of Holders....................................................    8
      Majority in Liquidation Amount.....................................    8
      Offering Memorandum................................................    8
      Officers' Certificate..............................................    8
      Original Declaration...............................................    9
      Paying Agent.......................................................    9
      Person.............................................................    9
      Pro Rata...........................................................    9
      Qualified Institutional Buyer......................................    9
      QIB................................................................    9
      Quorum.............................................................    9
      Redemption/Distribution Notice.....................................    9
      Redemption Price...................................................    9
      Registration Rights Agreement......................................    9
      Regulation S.......................................................    9
      Regulatory Approval................................................    9
      Related Party......................................................    9
      Resale Restriction Termination Date................................    9
      Responsible Officer................................................   10
      Restricted Global Security.........................................   10
      Restricted Securities Legend.......................................   10
      Restricted Security................................................   10
      Rule 144A..........................................................   10
      Rule 3a-5..........................................................   10
      Securities Act.....................................................   10
      Series A Asset Trust Preferred Guarantee...........................   10
      Series A Asset Trust Preferred Securities..........................   10
      Series A Capital Trust Guarantee...................................   10
      Series A Capital Trust Preferred Securities........................   10
      Series A Debentures................................................   10
      Series B Asset Trust Preferred Guarantee...........................   11
      Series B Asset Trust Preferred Securities..........................   11
      Series B Capital Trust Guarantee...................................   11
      Series B Capital Trust Preferred Securities........................   11
      Series B Debentures................................................   11

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
       Sponsor...............................................................................  11
       Successor Capital Delaware Trustee....................................................  11
       Successor Capital Property Trustee....................................................  11
       Successor Entity......................................................................  11
       Successor Security....................................................................  11
       Super Majority........................................................................  11
       10% in Liquidation Amount.............................................................  11
       Treasury Regulations..................................................................  11
       Trust Indenture Act...................................................................  12

                                      ARTICLE II

                                  TRUST INDENTURE ACT


    Section 2.1    TRUST INDENTURE ACT; APPLICATION..........................................  12
    Section 2.2    LISTS OF HOLDERS OF SECURITIES............................................  12
    Section 2.3    REPORTS BY THE CAPITAL PROPERTY TRUSTEE...................................  13
    Section 2.4    PERIODIC REPORTS TO THE CAPITAL PROPERTY TRUSTEE..........................  13
    Section 2.5    EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT..........................  13
    Section 2.6    CAPITAL TRUST ENFORCEMENT EVENTS; WAIVER..................................  13
    Section 2.7    CAPITAL TRUST ENFORCEMENT EVENT; NOTICE...................................  15

                                     ARTICLE III

                                    ORGANIZATION

    Section 3.1    NAME AND ORGANIZATION.....................................................  15
    Section 3.2    OFFICE....................................................................  16
    Section 3.3    PURPOSE...................................................................  16
    Section 3.4    AUTHORITY.................................................................  16
    Section 3.5    TITLE TO PROPERTY OF CAPITAL TRUST........................................  16
    Section 3.6    POWERS AND DUTIES OF THE CAPITAL TRUST ADMINISTRATORS.....................  17
    Section 3.7    PROHIBITION OF ACTIONS BY CAPITAL TRUST AND THE CAPITAL TRUSTEES..........  20
    Section 3.8    POWERS AND DUTIES OF THE CAPITAL PROPERTY TRUSTEE.........................  21
    Section 3.9    CERTAIN DUTIES AND RESPONSIBILITIES OF THE CAPITAL PROPERTY TRUSTEE.......  23
    Section 3.10   CERTAIN RIGHTS OF THE CAPITAL PROPERTY TRUSTEE............................  25
    Section 3.11   CAPITAL DELAWARE TRUSTEE..................................................  28
    Section 3.12   EXECUTION OF DOCUMENTS....................................................  28
    Section 3.13   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CAPITAL TRUST SECURITIES......  28
    Section 3.14   DURATION OF CAPITAL TRUST.................................................  28
    Section 3.15   MERGERS...................................................................  28
    Section 3.16   CAPITAL PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIM.........................  30

                                     ARTICLE IV

                                       SPONSOR

    Section 4.1    RESPONSIBILITIES OF THE SPONSOR...........................................  31
    Section 4.2    COMPENSATION, INDEMNIFICATION AND EXPENSES OF CAPITAL TRUSTEES............  32

                                      ARTICLE V

                       CAPITAL TRUST COMMON SECURITIES HOLDER

    Section 5.1    COMPANY'S PURCHASES OF CAPITAL TRUST COMMON SECURITIES....................  33
    Section 5.2    COVENANTS OF THE CAPITAL TRUST COMMON SECURITIES HOLDER...................  33

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
    Section 5.3    TRANSFER OF CAPITAL TRUST COMMON SECURITIES...........................   33

                                     ARTICLE VI

                                  CAPITAL TRUSTEES

    Section 6.1    NUMBER OF CAPITAL TRUSTEES............................................   33
    Section 6.2    CAPITAL DELAWARE TRUSTEE..............................................   34
    Section 6.3    CAPITAL PROPERTY TRUSTEE; ELIGIBILITY.................................   34
    Section 6.4    QUALIFICATIONS OF CAPITAL TRUST ADMINISTRATORS AND
                   CAPITAL DELAWARE TRUSTEE GENERALLY....................................   35
    Section 6.5    INITIAL CAPITAL TRUST ADMINISTRATORS..................................   35
    Section 6.6    CAPITAL DELAWARE TRUSTEE..............................................   36
    Section 6.7    APPOINTMENT, REMOVAL AND RESIGNATION OF CAPITAL TRUSTEES..............   36
    Section 6.8    VACANCIES AMONG CAPITAL TRUSTEES......................................   38
    Section 6.9    EFFECT OF VACANCIES...................................................   38
    Section 6.10   MEETINGS..............................................................   38
    Section 6.11   DELEGATION OF POWER...................................................   39
    Section 6.12   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS...........   39

                                    ARTICLE VII
                           THE CAPITAL TRUST SECURITIES

    Section 7.1    GENERAL PROVISIONS REGARDING CAPITAL TRUST SECURITIES.................   39
    Section 7.2    DISTRIBUTIONS.........................................................   42
    Section 7.3    REDEMPTION OF CAPITAL TRUST SECURITIES................................   43
    Section 7.4    REDEMPTION PROCEDURES.................................................   44
    Section 7.5    VOTING RIGHTS OF CAPITAL TRUST PREFERRED SECURITIES...................   46
    Section 7.6    VOTING RIGHTS OF CAPITAL TRUST COMMON SECURITIES......................   49
    Section 7.7    PAYING AGENT..........................................................   50
    Section 7.8    TRANSFER OF CAPITAL TRUST SECURITIES..................................   51
    Section 7.9    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................   52
    Section 7.10   DEEMED SECURITY HOLDERS...............................................   52
    Section 7.11   GLOBAL SECURITIES.....................................................   52
    Section 7.12   RESTRICTIVE LEGEND....................................................   55
    Section 7.13   SPECIAL TRANSFER PROVISIONS...........................................   58
    Section 7.14   CUSIP NUMBERS.........................................................   59

                                    ARTICLE VIII

                         DISSOLUTION AND TERMINATION OF TRUST

    Section 8.1    DISSOLUTION AND TERMINATION OF TRUST..................................   59
    Section 8.2    LIQUIDATION DISTRIBUTION UPON TERMINATION AND DISSOLUTION OF
                   CAPITAL TRUST.........................................................   60

                                     ARTICLE IX

    LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, CAPITAL TRUSTEES OR OTHERS

    Section 9.1    LIABILITY.............................................................   61
    Section 9.2    EXCULPATION...........................................................   62
    Section 9.3    FIDUCIARY DUTY........................................................   62
    Section 9.4    INDEMNIFICATION.......................................................   63
    Section 9.5    OUTSIDE BUSINESSES....................................................   66

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
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                                     ARTICLE X

                                    ACCOUNTING

  Section 10.1   FISCAL YEAR...........................................................   66
  Section 10.2   CERTAIN ACCOUNTING MATTERS............................................   66
  Section 10.3   BANKING...............................................................   67
  Section 10.4   WITHHOLDING...........................................................   67

                                   ARTICLE XI

                             AMENDMENTS AND MEETINGS

  Section 11.1   AMENDMENTS............................................................   68
  Section 11.2   MEETINGS OF THE HOLDERS OF CAPITAL TRUST SECURITIES; ACTION BY
                 WRITTEN CONSENT.......................................................   71

                                   ARTICLE XII

  REPRESENTATIONS OF CAPITAL PROPERTY TRUSTEE AND CAPITAL DELAWARE TRUSTEE. 72

  Section 12.1   REPRESENTATIONS AND WARRANTIES OF THE CAPITAL PROPERTY TRUSTEE........   72
  Section 12.2   REPRESENTATIONS AND WARRANTIES OF THE CAPITAL DELAWARE TRUSTEE........   73

                                  ARTICLE XIII

                                  MISCELLANEOUS

  Section 13.1   NOTICES...............................................................   74
  Section 13.2   GOVERNING LAW.........................................................   75
  Section 13.3   INTENTION OF THE PARTIES..............................................   75
  Section 13.4   HEADINGS..............................................................   75
  Section 13.5   SUCCESSORS AND ASSIGNS................................................   76
  Section 13.6   PARTIAL ENFORCEABILITY................................................   76
  Section 13.7   COUNTERPARTS..........................................................   76
  Section 13.8   UNDERTAKING FOR COSTS.................................................   76

Exhibit A-1      FORM OF CAPITAL TRUST PREFERRED SECURITY CERTIFICATE
Exhibit A-2      FORM OF CAPITAL TRUST COMMON SECURITY CERTIFICATE

                   AMENDED AND RESTATED DECLARATION OF TRUST

     THIS AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated as of July 13, 1999 among FIRST MARYLAND BANCORP, a Maryland corporation, as Sponsor, and David M. Cronin and Robert F. Ray as the initial Capital Trust Administrators, THE BANK OF NEW YORK, a New York banking corporation, as the initial Capital Property Trustee and THE BANK OF NEW YORK (DELAWARE) as the initial Capital Delaware Trustee, not in their individual capacities but solely as Capital Trustees, and the holders, from time to time, of undivided beneficial ownership interests in the assets of Capital Trust (as defined herein) to be issued pursuant to this Declaration.

     WHEREAS, certain of the Capital Trustees and the Sponsor established Allfirst Preferred Capital Trust ("Capital Trust"), a business trust under the Business Trust Act (as defined, together with other capitalized terms, herein) pursuant to a Declaration of Trust dated as of June 29, 1999 (the "Original Declaration") and a Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on June 29, 1999; and

     WHEREAS, the sole purpose of Capital Trust shall be to issue and sell certain securities representing undivided beneficial ownership interests in the assets of Capital Trust, to invest the proceeds from such sales in the Asset Trust Preferred Securities issued by Asset Trust and to engage in only those activities necessary or incidental thereto; and

     WHEREAS, all of the Capital Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

     NOW, THEREFORE, it being the intention of the parties hereto that Capital Trust continue as a business trust under the Business Trust Act, the Capital Trustees hereby declare that all assets contributed to Capital Trust be held in trust for the benefit of the Holders, from time to time, of the Capital Trust Securities representing undivided beneficial ownership interests in the assets of Capital Trust issued hereunder, subject to the provisions of this Declaration.

                                   ARTICLE I

                        INTERPRETATION AND DEFINITIONS

Section 1.1   INTERPRETATION AND DEFINITIONS.

Unless the context otherwise requires:

        (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b) a term defined anywhere in this Declaration has the same meaning throughout;

        (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

        (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified;

        (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

        (f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable.

        "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

        "Asset Declaration" means the Amended and Restated Declaration of Trust of Asset Trust, dated as of July 13, 1999, as amended, modified or supplemented from time to time, among the administrators and the trustees of Asset Trust named therein, the Company, as sponsor, and the holders of undivided beneficial ownership interests in the assets of Asset Trust.

        "Asset Property Trustee" has the meaning set forth in Section 6.3(a) of the Asset Declaration.

        "Asset Trust Enforcement Event" has the meaning set forth in Section 1.1 of the Asset Declaration.

        "Asset Trust" means Allfirst Preferred Asset Trust, a statutory Delaware business trust.

        "Asset Trust Common Securities" has the meaning set forth in the Asset Declaration.

        "Asset Trust Preferred Guarantee" means, collectively, the Series A Asset Trust Preferred Guarantee and the Series B Asset Trust Preferred Guarantee.

        "Asset Trust Preferred Securities"{{ means, collectively, the Series A Asset Trust Preferred Securities and the Series B Asset Trust Preferred Securities.

        "Authorized Officer" of a Person means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person.

        "Business Day" means any day other than a day on which banking institutions in The City of New York or The City of Baltimore are authorized or required by law to close .

        "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or
                          -- ---
any successor legislation.

        "Capital Delaware Trustee" has the meaning set forth in Section 6.2.

        "Capital Property Account" has the meaning specified in Section 3.8(c).

        "Capital Property Trustee" means a Capital Trustee meeting the eligibility requirements set forth in Section 6.3.

        "Capital Trust" means the Allfirst Preferred Capital Trust, a Delaware business trust, formed under the Original Declaration.

        "Capital Trust Administrator" means any officer or employee of or any individual who is affiliated with the Company who serves as an administrator of Capital Trust.

        "Capital Trust Administrator's Authorization Certificate" means a written certificate signed by two of the Capital Trust Administrators for the purpose of establishing the terms and form of the Capital Trust Preferred Securities and the Capital Trust Common Securities as determined by the Capital Trust Administrators.

        "Capital Trust Common Security" has the meaning specified in Section 7.1(a).

        "Capital Trust Common Security Certificate" means a definitive certificate in fully registered form representing a Capital Trust Common Security.

        "Capital Trust Common Securities Holder" means the Company, or any wholly-owned, direct or indirect subsidiary of the Company, in its capacity as purchaser and holder of all of the Capital Trust Common Securities issued or to be issued by Capital Trust.

        "Capital Trust Enforcement Event" means the occurrence, at any time, of
(i) a default by the Company in respect of any of its obligations under the Capital Trust Guarantee or (ii) an Asset Enforcement Event.

        "Capital Trust Guarantee" means, collectively, the Series A Capital Trust Guarantee and the Series B Capital Trust Guarantee.

        "Capital Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Capital Trust Administrators an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of the Offering Memorandum of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), Capital Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

        "Capital Trust Liquidation" has the meaning set forth in Section 8.2(a).

        "Capital Trust Liquidation Distribution" has the meaning set forth in
Section 8.2(a).

        "Capital Trust Preferred Security" has the meaning specified in Section 7.1(a).

        "Capital Trust Preferred Security Certificate" means a definitive certificate in fully registered form representing a Capital Trust Preferred Security.

        "Capital Trust Redemption Tax Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters that there has been a Capital Trust Tax Event, and following such Capital Trust Tax Event there is more than an insubstantial risk that interest payable by the Company with respect to the Debentures is not, or will not be, deductible by the Company for United States Federal income tax purposes even if the Asset Trust Preferred Securities were distributed to the Holders of the Capital Trust Securities in liquidation of such Holders' interests in Capital Trust.

        "Capital Trust Regulatory Event" shall occur at any time that the Company becomes, or under law, regulation, any rules, guidelines or policies of the Federal Reserve or the Central Bank of Ireland or any official administrative announcement or decision interpreting these laws, regulations, rules, policies or guidelines, or will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the Capital Trust Preferred Securities or the Asset Trust Preferred Securities would not qualify, disregarding any Tier 1 category limits, for treatment as (1) Tier 1 capital for the

 Company as a bank holding company or its then equivalent or (2) consolidated Tier 1 capital for Allied Irish Banks p.l.c.

        "Capital Trust Securities" means, collectively, the Capital Trust Common Securities and the Capital Trust Preferred Securities.

        "Capital Trust Special Event" means a Capital Trust Tax Event, a Capital Trust Regulatory Event or a Capital Trust Investment Company Event.

        "Capital Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Capital Trust Administrators an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been: (i) an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction; (ii) a judicial decision interpreting, applying, or clarifying these laws or regulations; (iii) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or (iv) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, Asset Trust, or Capital Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Asset Trust Preferred Securities or the Capital Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of the final Offering Memorandum (collectively a "Tax Event"), which Tax Event relates to any of the items described in (a) through (c) below, and that following the occurrence of any Tax Event there is more than an insubstantial risk that: (a) Capital Trust is, or will be, subject to United States Federal income tax with respect to income received on the Asset Trust Preferred Securities; (b) Capital Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges; or (c) interest payable by the Company with respect to the Debentures is not, or will not be, deductible by the Company for United States Federal income tax purposes.

        "Capital Trustee" or "Capital Trustees" means each Person who has signed this Declaration as a Capital Trust Administrator or trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Capital Trustees in accordance with the provisions hereof, and references herein to a Capital Trustee or the Capital Trustees shall refer to such Person or Persons solely in their capacity as Capital Trustees or as Capital Trust Administrators hereunder.

        "Central Bank of Ireland" means the Central Bank of Ireland.

        "Certificate" means a Capital Trust Common Security Certificate or a Capital Trust Preferred Security Certificate.

        "Certificate of Trust" has the meaning specified in the recitals hereto.

        "Closing Date" means July 13, 1999 and such subsequent date or dates on which the Series A Capital Trust Preferred Securities are issued and sold which subsequent Closing Date shall in no event occur after August 8, 1999.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Declaration, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Declaration containing such reference.

        "Commission" means the Securities and Exchange Commission.

        "Company" means First Maryland Bancorp, a Maryland corporation, or any successor entity in a merger.

        "Company Indemnified Person" means (a) any Capital Trust Administrator;
(b) any Affiliate of any Capital Trust Administrator; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Capital Trust Administrator or any Affiliate thereof; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of Capital Trust or its Affiliates.

        "Corporate Trust Office" means the office of the Capital Property Trustee at which the corporate trust business of the Capital Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at 101 Barclay Street, Floor 21 West, New York, New York 10286. Attention: Corporate Trust Administration.

        "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) Capital Trust or (ii) any of its Affiliates; and (b) any Holder of Capital Trust Securities.

        "Debenture Issuer" means First Maryland Bancorp in its capacity as issuer, in one or more issuances, of the Debentures under the Indenture.

        "Debentures" means, collectively, the Series A Debentures and the Series B Debentures.

        "Depositary" means, with respect to Capital Trust Preferred Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Capital Trust Preferred Securities.

        "DTC" means The Depository Trust Company, the initial Depositary.

        "Distribution" means a distribution payable to Holders of Capital Trust Securities in accordance with Section 7.2.

        "Distribution Payment Date" means, January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1999.

        "Distribution Period" means, with respect to any Distribution Payment Date, the period from and including the immediately preceding Distribution Payment Date to but excluding such Distribution Payment Date, or in the case of the initial Distribution Period, the period from the Closing Date to but excluding the initial Distribution Payment Date.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

        "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement (i) by Capital Trust to exchange the Series B Capital Trust Preferred Securities for the Series A Capital Trust Preferred Securities, (ii) by Asset Trust to exchange the Series A Asset Trust Preferred Securities for the Series B Asset Trust Preferred Securities, and (iii) by the Company, as Debenture Issuer, to exchange the Series B Debentures for the Series A Debentures and to execute the Series B Capital Trust Guarantee in respect of the Series B Capital Trust Preferred Securities and the Capital Trust Common Securities and the Series B Asset Trust Preferred Guarantee in respect of the Series B Asset Trust Preferred Securities.

        "Extension Period" has the meaning set forth in the Indenture.

        "Federal Reserve" means the Board of Governors of the Federal Reserve System.

        "Fiduciary Indemnified Person" has the meaning set forth in Section 9.4(b).

        "Fiscal Period" has the meaning set forth in Section 1.1 of the Asset Declaration.

        "Fiscal Year" has the meaning set forth in Section 10.1.

        "Global Security" has the meaning set forth in Section 7.11.

        "Holder" means a Person in whose name a Certificate representing a Capital Trust Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act; provided, however, that in determining whether the Holders of the requisite liquidation amount of Capital Trust Preferred Securities have voted on any matter provided for in this Declaration, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Trust Preferred Securities remain in the form of one or more Global Securities, the term "Holders" shall mean the holder of the Global Security acting at the direction of the beneficial owners of the Capital Trust Preferred Securities.

        "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

        "Indenture" means the Indenture between the Company, as Debenture Issuer, and The Bank of New York, as Indenture Trustee, dated as of July 13, 1999, a form of which is attached as Exhibit A to the Asset Declaration, and any indenture supplement thereto.

        "Initial Purchaser" means Lehman Brothers Inc.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

        "Legal Action" has the meaning set forth in Section 3.6(g).

        "List of Holders" has the meaning specified in Section 2.2(a).

        "Majority in Liquidation Amount" means, except as provided in the terms of the Capital Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Capital Trust Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Trust Preferred Securities or Holders of outstanding Capital Trust Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding Capital Trust Securities of the relevant class.

        "Offering Memorandum" means Capital Trust's offering memorandum used in connection with offers and sales of the Series A Capital Trust Preferred Securities.

        "Officers' Certificate"' means, with respect to any Person (other than Capital Trust Administrators who are natural persons), a certificate signed by two Authorized Officers of such Person on behalf of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such officer and on behalf of such Person, such condition or covenant has been complied with;

provided, that the term "Officers' Certificate", when used with reference to Capital Trust Administrators who are natural persons shall mean a certificate signed by two of the Capital Trust Administrators which otherwise satisfies the foregoing requirements.

        "Original Declaration" has the meaning specified in the recitals hereto.

        "Paying Agent" has the meaning specified in Section 7.7.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof or any other entity of whatever nature.

        "Pro Rata" means, in reference to any distributions on or redemptions of Capital Trust Securities or the distribution of Asset Trust Preferred Securities or any other payment with respect to Capital Trust Securities in connection with a Capital Trust Special Event or liquidation of Capital Trust, pro rata to each Holder of Capital Trust Securities according to the aggregate liquidation amount of the Capital Trust Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Capital Trust Securities outstanding.

        "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

        "Quorum" means a majority of the Capital Trust Administrators or, if there are only two Capital Trust Administrators, both of them.

        "Redemption/Distribution Notice" has the meaning specified in Section 7.4(a).

        "Redemption Price" has the meaning specified in Section 7.3(a).

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 9, 1999, among the Company, Capital Trust, Asset Trust and the Initial Purchaser for the benefit of themselves and the Holders of the Capital Trust Preferred Securities as the same may be amended from time to time in accordance with the terms thereof.

        "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

        "Regulatory Approval" has the meaning set forth in the Indenture.

        "Related Party" means, with respect to the Sponsor, any direct or wholly owned subsidiary of the Sponsor or any Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

        "Resale Restriction Termination Date" has the meaning specified in
Section 7.12(a).

        "Responsible Officer" means, with respect to the Capital Property Trustee, any officer within the Corporate Trust Office of the Capital Property Trustee, including any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Capital Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Restricted Global Security" means any Global Security evidencing Capital Trust Securities that are to be sold pursuant to Rule 144A or Regulation S.

        "Restricted Securities Legend" has the meaning specified in Section 7.12(a).

        "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

        "Rule 144A" means Rule 144A under the Securities Act or any successor rule thereunder.

        "Rule 3a-5" means Rule 3a-5 under the Investment Company Act or any successor rule thereunder.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

        "Series A Asset Trust Preferred Guarantee" means the Series A Asset Trust Preferred Guarantee Agreement, dated as of July 13, 1999, entered into by the Company, as guarantor, for the benefit of the holders of the Series A Asset Trust Preferred Securities.

        "Series A Asset Trust Preferred Securities" has the meaning set forth in the Asset Declaration.

        "Series A Capital Trust Guarantee" means the Series A Capital Trust Guarantee Agreement, dated as of July 13, 1999, entered into by the Company, as guarantor, for the benefit of the Holders of the Series A Capital Trust Preferred Securities and the Capital Trust Common Securities Holder.

        "Series A Capital Trust Preferred Securities" has the meaning set forth in Section 7.1(a).

        "Series A Debentures" means, the floating rate junior subordinated debentures due July 15, 2029, Series A, issued by the Debenture Issuer under the Indenture and to be held by the Asset Property Trustee for the benefit of the holders of the Asset Trust Preferred Securities until exchanged for the Series B Debentures in connection with the Exchange Offer.

          "Series B Asset Trust Preferred Guarantee" means the Series B Asset Trust Preferred Guarantee Agreement, dated as of July 13, 1999, to be entered into by the Company, as guarantor, upon consummation of the Exchange Offer, for the benefit of the holders of the Series B Asset Trust Preferred Securities.

          "Series B Asset Trust Preferred Securities" has the meaning set forth in the Asset Declaration.

          "Series B Capital Trust Guarantee" means the Series B Capital Trust Guarantee Agreement, dated as of July 13, 1999, to be entered into by the Company, as guarantor, upon consummation of the Exchange Offer, for the benefit of the Holders of the Series B Capital Trust Preferred Securities and the Capital Trust Common Securities Holder.

          "Series B Capital Trust Preferred Securities" has the meaning set forth in Section 7.1(a).

          "Series B Debentures" means the floating rate junior subordinated debentures due July 15, 2029, Series B, issued by the Debenture Issuer under the Indenture and exchanged for the Series A Debentures upon consummation of the Exchange Offer.

          "Sponsor" means the Company or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of Capital Trust.

          "Successor Capital Delaware Trustee" has the meaning specified in
     Section 6.7(b)(ii).

          "Successor Capital Property Trustee" has the meaning specified in
     Section 6.7(b)(i).

          "Successor Entity" has the meaning specified in Section 3.15(b)(i).

          "Successor Security" has the meaning specified in Section 3.15(b)(i)b.

          "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

          "10% in Liquidation Amount" means, except as provided in the terms of the Capital Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Capital Trust Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Trust Preferred Securities or Holders of outstanding Capital Trust Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount of all outstanding Capital Trust Securities of the relevant class.

          "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                  ARTICLE II

                              TRUST INDENTURE ACT

     Section 2.1   TRUST INDENTURE ACT; APPLICATION.

          (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

          (b) The Capital Property Trustee shall be the only Capital Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Declaration conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (d) The application of the Trust Indenture Act to this Declaration shall not affect Capital Trust's classification as a grantor trust for United States Federal income tax purposes and shall not affect the nature of the Capital Trust Securities as equity securities representing undivided beneficial ownership interests in the assets of Capital Trust.

     Section 2.2   LISTS OF HOLDERS OF SECURITIES.

          (a) Each of the Sponsor and the Capital Trust Administrators on behalf of Capital Trust shall provide the Capital Property Trustee with a list, in such form as the Capital Property Trustee may reasonably require, of the names and addresses of the Holders of the Capital Trust Securities ("List of Holders"), (i) not later than June 30 and December 31 of each year, commencing December 31, 1999, and current as of such date, and (ii) at any other time, within 30 days of receipt by Capital Trust of a written request from the Capital Property Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Capital Property Trustee; provided that neither the Sponsor nor the Capital Trust Administrators on behalf of Capital Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Property Trustee by the Sponsor and the Capital Trust Administrators on behalf of Capital Trust. The Capital Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Capital Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Capital Property Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

          Section 2.3   REPORTS BY THE CAPITAL PROPERTY TRUSTEE.

          Within 60 days after May 15 of each year (commencing in the year following the issuance of the Capital Trust Preferred Securities), the Capital Property Trustee shall provide to the Holders of the Capital Trust Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
     Section 313 of the Trust Indenture Act. The Capital Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          Section 2.4   PERIODIC REPORTS TO THE CAPITAL PROPERTY TRUSTEE.

          Each of the Sponsor and the Capital Trust Administrators on behalf of Capital Trust shall provide to the Capital Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and, on January 15 of each year, commencing January 15, 2000, the compliance certificate required by Section 314 of the Trust Indenture Act in the form and in the manner required by Section 314 of the Trust Indenture Act.

          Section 2.5   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

          Each of the Sponsor and the Capital Trust Administrators on behalf of Capital Trust shall provide to the Capital Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          Section 2.6   CAPITAL TRUST ENFORCEMENT EVENTS; WAIVER.

                  (a) The Holders of a Majority in Liquidation Amount of the Capital Trust Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the Capital Trust Preferred Securities, waive any past Capital Trust Enforcement Event in respect of the Capital Trust Preferred Securities and its consequences, provided that, if the underlying event of default under the Capital Trust Guarantee or if the Asset Enforcement Event:

                    (i) is not waivable under the Capital Trust Guarantee or the Asset Declaration, the Capital Trust Enforcement Event under the Declaration shall also not be waivable; or

                    (ii) requires the consent or vote of the Holders of greater than a majority in liquidation amount of Capital Trust Preferred Securities to be waived under the Capital Trust Guarantee or the Asset Trust Preferred Securities to be waived under the Asset Declaration (a "Super Majority"), the Capital Trust Enforcement Event under the Declaration may only be waived by the vote or written consent of the Holders of at least the relevant Super Majority in liquidation amount of the Capital Trust Preferred Securities.

          The foregoing provisions of this Section 2.6(a) shall be in lieu of
     Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Capital Trust Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Capital Trust Enforcement Event with respect to the Capital Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration and the Capital Trust Preferred Securities, but no such waiver shall extend to any subsequent or other Capital Trust Enforcement Event with respect to the Capital Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Trust Preferred Securities of a Capital Trust Enforcement Event with respect to the Capital Trust Preferred Securities shall also be deemed to constitute a waiver by the Capital Trust Common Securities Holder of any such Capital Trust Enforcement Event with respect to the Capital Trust Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Capital Trust Common Securities Holder.

          (b) The Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities may, by vote or written consent, on behalf of the Capital Trust Common Securities Holder, waive any past Capital Trust Enforcement Event in respect of the Capital Trust Common Securities and its consequences, provided that, if the underlying event of default under the Capital Trust Guarantee or if the Asset Enforcement Event:

               (i) is not waivable under the Capital Trust Guarantee or the Asset Declaration, except where the Capital Trust Common Securities Holder is deemed to have waived such Capital Trust Enforcement Event under the Declaration as provided below in this Section 2.6(b), the Capital Trust Enforcement Event under this Declaration shall also not be waivable; or

               (ii) requires the consent or vote of the Holders of a Super Majority to be waived, except where the Capital Trust Common Securities Holder is deemed to have waived such Capital Trust Enforcement Event under the Declaration as provided below in this
          Section 2.6(b), the Capital Trust Enforcement Event under this Declaration may only be waived by the vote or written consent of at least the relevant Super Majority in liquidation amount of Capital Trust Common Securities;

     provided further, each Capital Trust Common Securities Holder will be deemed to have waived any Capital Trust Enforcement Event and all Capital Trust Enforcement Events with respect to the Capital Trust Common Securities and the consequences thereof until all Capital Trust Enforcement Events with respect to the Capital Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Capital Trust Enforcement Events with respect to the Capital Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Capital Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Trust Preferred Securities and only the Holders of the Capital Trust Preferred Securities will have the right to direct the Capital Property Trustee in accordance with the terms of the Capital Trust Securities.

     The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Capital Trust Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Capital Trust Enforcement Event with respect to the Capital Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Capital Trust Enforcement Event with respect to the Capital Trust Common Securities or impair any right consequent thereon.

          (c) A waiver of an Asset Enforcement Event under the Asset Declaration by the Capital Property Trustee at the direction of the Holders of the Capital Trust Preferred Securities constitutes a waiver of the corresponding Capital Trust Enforcement Event with respect to the Capital Trust Preferred Securities under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Capital Trust Securities, as permitted by the Trust Indenture Act.

     Section 2.7   CAPITAL TRUST ENFORCEMENT EVENT; NOTICE.

     The Capital Property Trustee shall, within 90 days after the occurrence of a Capital Trust Enforcement Event, transmit by mail, first class postage prepaid, to the Holders of the Capital Trust Securities, notices of all defaults with respect to the Capital Trust Securities actually known to a Responsible Officer of the Capital Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7 being hereby defined to be defaults as defined in the Capital Trust Guarantee or the Asset Declaration, not including any grace periods provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or distributions on or the redemption price of the Asset Trust Preferred Securities, the Capital Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Trust Securities.

                                  ARTICLE III

                                 ORGANIZATION

     Section 3.1   NAME AND ORGANIZATION.

     The business trust established under the Original Declaration and hereby continued is named "Allfirst Preferred Capital Trust" as such name may be modified from time to time by the Capital Trust Administrators following written notice to the Holders of Capital Trust Securities. Capital Trust's activities may be conducted under the name of Capital Trust or any other name deemed advisable by the Capital Trust Administrators.

     Section 3.2   OFFICE.

     The address of the principal executive office of Capital Trust is c/o First Maryland Bancorp, 25 South Charles Street, Baltimore, Maryland 21201, Attn:
General Counsel. On ten (10) Business Days' written notice to the Holders of Capital Trust Securities, the Capital Trust Administrators may designate another principal office.

     Section 3.3   PURPOSE.

     The exclusive purposes and functions of Capital Trust are (a) to issue the Capital Trust Securities, (b) to invest the proceeds from such sale of the Capital Trust Securities to acquire the Asset Trust Preferred Securities, and
(c) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. Capital Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage, pledge any of its assets or otherwise undertake (or permit to be undertaken) any activity that would cause Capital Trust not to be classified as a grantor trust for United States Federal income tax purposes. It is the intent of the parties to this Declaration for Capital Trust to be classified as a grantor trust for United States Federal income tax purposes under Subpart E of Subchapter J of the Code, pursuant to which the owners of the Capital Trust Preferred Securities and the Capital Trust Common Securities will be the owners of Capital Trust for United States Federal income tax purposes, and such owners will include directly in their gross income the income, gain, deduction or loss of Capital Trust as if Capital Trust did not exist.

     By the acceptance of this Declaration, none of the Capital Trustees, the Sponsor, or the Holders or beneficial owners of the Capital Trust Securities will take any position which is contrary to the classification of Capital Trust as a grantor trust for United States Federal income tax purposes.

     Section 3.4   AUTHORITY.

     Subject to the limitations provided in this Declaration and to the specific duties of the Capital Property Trustee, the Capital Trust Administrators shall have exclusive authority to carry out the purposes of Capital Trust. An action taken by the Capital Trust Administrators in accordance with their powers shall constitute the act of and serve to bind Capital Trust and an action taken by the Capital Property Trustee on behalf of Capital Trust in accordance with its powers shall constitute the act of and serve to bind Capital Trust. In dealing with the Capital Trustees acting on behalf of Capital Trust, no person shall be required to inquire into the authority of the Capital Trustees to bind Capital Trust. Persons dealing with Capital Trust are entitled to rely conclusively on the power and authority of the Capital Trustees as set forth in this Declaration. Notwithstanding anything herein, it is the intent of the parties hereto that the Capital Trust Administrators shall not be fiduciaries with respect to Capital Trust, and this Declaration shall be construed in a manner consistent with such intent.

     Section 3.5   TITLE TO PROPERTY OF CAPITAL TRUST.

     Except as provided in Section 3.8 with respect to the Asset Trust Preferred Securities and the Capital Property Account or as otherwise provided in this Declaration, legal title to all assets of Capital Trust shall be vested in Capital Trust. The Holders shall not have legal title to any part of the assets of Capital Trust, but shall have an undivided beneficial ownership interest in the assets of Capital Trust.

     Section 3.6   POWERS AND DUTIES OF THE CAPITAL TRUST ADMINISTRATORS.

     The Capital Trust Administrators shall have the power and authority to cause Capital Trust to engage in the following activities, subject to the limitations and restrictions of applicable laws:

          (a) to establish the terms and forms of the Capital Trust Securities in the manner specified in Section 7.1 and issue and sell the Capital Trust Preferred Securities and the Capital Trust Common Securities in accordance with this Declaration;

          (b) in connection with the issue and sale of the Capital Trust Preferred Securities and the consummation of the Exchange Offer, at the direction of the Sponsor, to :

               (i) execute, if necessary, the Offering Memorandum, in preliminary and final form prepared by the Sponsor in connection with the offering and sale of the Series A Capital Trust Preferred Securities and to execute and file with the Commission one or more registration statements on the applicable forms prepared by the Sponsor, including any amendments thereto, as contemplated by the Registration Rights Agreement;

               (ii) if deemed necessary or desirable by the Sponsor, execute and file an application, prepared by the Sponsor, to the New York Stock Exchange, Inc. or any other national stock exchange or the NASDAQ National Market for listing of any Capital Trust Preferred Securities and the Capital Trust Guarantee;

               (iii) if deemed necessary or desirable by the Sponsor, execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Capital Trust Preferred Securities and the Capital Trust Guarantee under Section 12(b) of the Exchange Act;

               (iv) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary, in order to qualify or register all or part of the Capital Trust Preferred Securities in any state in which the Sponsor has determined to qualify or register such Capital Trust Preferred Securities for sale;

               (v) execute and deliver on behalf of Capital Trust one or more purchase agreements each providing for the sale of the Series A Capital Trust Preferred Securities to the Initial Purchaser and to cause Capital Trust to perform its obligations thereunder;

               (vi) execute and deliver into on behalf of Capital Trust one or more registration rights agreements, including without limitation, the Registration Rights Agreement, and to cause Capital Trust to perform its obligations thereunder.

               (vii) execute and deliver into on behalf of Capital Trust one or more purchase agreements each providing for the sale of the Capital Trust Common Securities to the Capital Trust Common Securities Holder and to cause Capital Trust to perform its obligations thereunder; and

               (viii) execute and deliver into on behalf of Capital Trust one or more purchase agreements each providing for the purchase of the Asset Trust Preferred Securities by Capital Trust from Asset Trust and to cause Capital Trust to perform its obligations thereunder.

          (c) to acquire the Series A Asset Trust Preferred Securities with the proceeds of the sale of the Series A Capital Trust Preferred Securities and the Capital Trust Common Securities; provided, however, that the Capital Trust Administrators shall cause legal title to the Asset Trust Preferred Securities to be held of record in the name of the Capital Property Trustee for the benefit of the Holders of the Capital Trust Securities;
          (d) to give the Sponsor and the Capital Property Trustee prompt written notice of the occurrence of a Capital Trust Special Event; provided that the Capital Trust Administrators shall consult with the Sponsor before taking or refraining from taking any action in relation to any such Special Event;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Trust Securities as to such actions and applicable record dates;

          (f) to take all actions and perform such duties as may be required of the Capital Trust Administrators pursuant to the terms of this Declaration and the Capital Trust Securities;

          (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against Capital Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Capital Property Trustee has the exclusive power to bring such Legal Action;

          (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Capital Trust Administrators have authority to conduct directly, and to pay reasonable compensation for such services;

          (i) to cause Capital Trust to comply with Capital Trust's obligations under the Trust Indenture Act;

          (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Capital Property Trustee, which certificate may be executed by any Capital Trust Administrator;

          (k) to incur expenses that are necessary or incidental to carry out any of the purposes of Capital Trust;

          (l) to appoint another Person other than the Capital Property Trustee to act as, registrar and transfer agent for the Capital Trust Securities;

          (m) to give prompt written notice to the Holders of the Capital Trust Securities of any notice received from Asset Trust that a current, quarterly distribution on the Asset Trust Preferred Securities under the terms of the Asset Declaration will not be made for any quarterly period;

          (n) at the direction of the Sponsor, to take all action that may be necessary or appropriate for the preservation and the continuation of Capital Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Trust Preferred Securities and the Capital Trust Common Securities Holder or to enable Capital Trust to effect the purposes for which Capital Trust was created;

          (o) at the direction of the Sponsor, to take any action, not inconsistent with applicable law, necessary or desirable in carrying out the purposes and functions of Capital Trust as set out in Section 3.3 or the activities of Capital Trust as set out in this Section 3.6, including, but not limited to:

             (i) causing Capital Trust not to be deemed to be an investment company required to be registered under the Investment Company Act;

            (ii) causing Capital Trust to be classified as a grantor trust for United States Federal income tax purposes; and

           (iii) taking no action which would be reasonably likely to cause Capital Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes;

          provided, that such action does not adversely affect the interests of
          --------
          Holders;

          (p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to Capital Trust to be duly prepared and filed by the Capital Trust Administrators, on behalf of Capital Trust; and

          (q) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of Capital Trust in all matters necessary or incidental to the foregoing.

     The Capital Trust Administrators shall exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of Capital Trust set out in Section 3.3 and subject to the limitations and restrictions of applicable law, and the Capital Trust Administrators shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of Capital Trust set forth in Section 3.3 or that is inconsistent with or in contravention of any applicable law.

     Subject to this Section 3.6, the Capital Trust Administrators shall have none of the powers or the authority of the Capital Property Trustee set forth in
Section 3.8.

     Any expenses incurred by the Capital Trust Administrators pursuant  to this
Section 3.6 shall be reimbursed by Asset Trust pursuant to Section 9.1 of the Asset Declaration.

     Section 3.7   PROHIBITION OF ACTIONS BY CAPITAL TRUST AND THE CAPITAL
TRUSTEES.

          (a) Capital Trust shall not, and the Capital Trustees shall cause Capital Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, Capital Trust shall not and the Capital Trustees shall cause Capital Trust not to:

               (i) invest any proceeds received by Capital Trust from holding the Asset Trust Preferred Securities, but shall distribute all such proceeds to Holders of the Capital Trust Securities pursuant to the terms of this Declaration and of the Capital Trust Securities;

               (ii)  acquire any assets other than as expressly provided herein;

               (iii)  possess trust property for other than a trust purpose;

               (iv) make any loans or incur any indebtedness or acquire any securities other than the Asset Trust Preferred Securities;


               (v) possess any power or otherwise act in such a way as to vary Capital Trust's assets after August 8, 1999 ;

               (vi) possess any power or otherwise act in such a way as to vary the terms of the Capital Trust Securities in any way whatsoever (except to the extent expressly authorized in this Declaration or by the terms of the Capital Trust Securities);

               (vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, Capital Trust other than the Capital Trust Securities;

               (viii) other than as provided in this Declaration or by the terms of the Capital Trust Securities, (A) cause the Asset Property Trustee to direct the time, method and place of conducting any proceeding for any remedy available to the Asset Property Trustee or exercising any trust or power conferred upon the Asset Property Trustee with respect to the Asset Trust Preferred Securities, the Asset Trust Preferred Guarantee and the Debentures, (B) cause the Asset Property Trustee to waive any past or prospective default that is waivable under the Asset Declaration, the Asset Trust Preferred Guarantee or the Debentures,
          (C) cause the Asset Property Trustee to exercise any right to rescind or annul any declaration that the principal of, or other amounts in respect of, any Debenture is due and payable or (D) consent to any amendment, modification or termination of the Asset Declaration or the Asset Trust Preferred Securities where such consent shall be required;

               (ix) other than in connection with the liquidation of Capital Trust pursuant to a Capital Trust Special Event or upon redemption of all the Capital Trust Securities, file a certificate of cancellation of Capital Trust ;

               (x) take any action inconsistent with the status of Capital Trust as a grantor trust for United States Federal income tax purposes; or

               (xi) revoke any action previously authorized or approved by a vote of the Holders of the Capital Trust Preferred Securities except pursuant to a subsequent vote of the Holders of the Capital Trust Preferred Securities.

     Section 3.8   POWERS AND DUTIES OF THE CAPITAL PROPERTY TRUSTEE.

          (a) The legal title to the Asset Trust Preferred Securities shall be owned by and held of record in the name of the Capital Property Trustee in trust for the benefit of the Holders of the Capital Trust Securities. The right, title and interest of the Capital Property Trustee to the Asset Trust Preferred Securities shall vest automatically in each Person who may hereafter be appointed as Capital Property Trustee in accordance with
     Section 6.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Asset Trust Preferred Securities have been executed and delivered.

          (b) The Capital Property Trustee shall not transfer its right, title and interest in the Asset Trust Preferred Securities to the Capital Trust Administrators or to the Capital Delaware Trustee (if the Capital Property Trustee does not also act as Capital Delaware Trustee).

          (c)  The Capital Property Trustee shall:

               (i) establish and maintain a segregated non-interest bearing trust account (the "Capital Property Account") in the name of and under the exclusive control of the Capital Property Trustee on behalf of the Holders of the Capital Trust Securities and, upon the receipt of payments of funds made in respect of the Asset Trust Preferred Securities held by the Capital Property Trustee, deposit such funds into the Capital Property Account and make payments to the Holders of the Capital Trust Preferred Securities and the Capital Trust Common Securities Holder from the Capital Property Account in accordance with Section 7.2. Funds in the Capital Property Account shall be held uninvested until disbursed in accordance with this Declaration. The Capital Property Account shall be an account that is maintained with a banking institution (including the Capital Property Trustee) authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority;

               (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Trust Preferred Securities and the Capital Trust Common Securities to the extent the Asset Trust Preferred Securities are redeemed; and

               (iii) upon written notice of distribution issued by the Capital Trust Administrators in accordance with the terms of the Capital Trust Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Asset Trust Preferred Securities to Holders of Capital Trust Securities upon the occurrence of a Capital Trust Special Event.

          (d) The Capital Property Trustee shall take all actions and perform such duties as may be specifically required of the Capital Property Trustee pursuant to the terms of this Declaration and the Capital Trust Securities.

          (e) The Capital Property Trustee shall take any Legal Action which arises out of or in connection with a Capital Trust Enforcement Event of which a Responsible Officer of the Capital Property Trustee has actual knowledge or the Capital Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act.

          (f) The Capital Property Trustee shall continue to serve as a Capital Trustee until either:

          (i) Capital Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Capital Trust Securities pursuant to the terms of the Capital Trust Securities; or

          (ii) a Successor Capital Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.6.

          (g) Subject to such limitations as are necessary to insure compliance with Section 3.3, the Capital Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Asset Trust Preferred Securities under the Asset Declaration and, if a Capital Trust Enforcement Event actually known to a Responsible Officer of the Capital Property Trustee occurs and is continuing, the Capital

     Property Trustee shall, for the benefit of Holders of the Capital Trust Securities, enforce its rights as holder of the Asset Trust Preferred Securities, subject in each case to the obligations of the Capital Trustees and the rights of the Holders under this Declaration and the Capital Trust Securities.

          (h) Subject to this Section 3.8, the Capital Property Trustee shall have none of the duties, liabilities, powers or the authority of the Capital Trust Administrators set forth in Section 3.6.

     The Capital Property Trustee shall exercise the powers set forth in this
Section 3.8 in a manner that is consistent with the purposes and functions of Capital Trust set out in Section 3.3 and subject to the limitations and restrictions of applicable law, and the Capital Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of Capital Trust set out in Section 3.3.

     Section 3.9 CERTAIN DUTIES AND RESPONSIBILITIES OF THE CAPITAL PROPERTY TRUSTEE.
          (a) The Capital Property Trustee, before the occurrence of any Capital Trust Enforcement Event and after the curing or waiver of all Capital Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Capital Property Trustee. In case a Capital Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Capital Property Trustee has actual knowledge, the Capital Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Declaration shall be construed to relieve the Capital Property Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) prior to the occurrence of a Capital Trust Enforcement Event and after the curing or waiving of all such Capital Trust Enforcement Events that may have occurred:

               a. the duties and obligations of the Capital Property Trustee shall be determined solely by the express provisions of this Declaration and the Capital Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Capital Property Trustee; and

               b. in the absence of bad faith on the part of the Capital Property Trustee, the Capital Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Property Trustee, the Capital Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

               (ii) the Capital Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Property Trustee, unless it shall be proved that the Capital Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) subject to the requirement of the Capital Property Trustee receiving a tax opinion as set forth in Sections 7.5(d) and 7.6(c), the Capital Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence, in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Property Trustee, or exercising any trust or power conferred upon the Capital Property Trustee under this Declaration;

               (iv) no provision of this Declaration shall require the Capital Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

               (v) the Capital Property Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of the Asset Trust Preferred Securities and the Capital Property Account shall be to deal with such property in a similar manner as the Capital Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Capital Property Trustee under this Declaration and the Trust Indenture Act;

               (vi) the Capital Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Asset Trust Preferred Securities or the payment of any taxes or assessments levied thereon or in connection therewith;

               (vii) the Capital Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor in writing. Money held by the Capital Property Trustee need not be segregated from other funds held by it except in relation to the Capital Property Account maintained by the Capital Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

               (viii) the Capital Property Trustee shall not be responsible for monitoring the compliance by the Capital Trust Administrators or the Sponsor with their respective duties under this Declaration, nor shall the Capital Property Trustee be liable for any default or misconduct of the Capital Trust Administrators or the Sponsor.

     Section 3.10   CERTAIN RIGHTS OF THE CAPITAL PROPERTY TRUSTEE.

          (a)  Subject to the provisions of Section 3.9:

               (i) the Capital Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Sponsor or the Capital Trust Administrators acting on behalf of Capital Trust contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate (or, with respect to the establishment of the terms and form of the Capital Trust Securities by the Capital Trust Administrators, by a Capital Trust Administrator's Authorization Certificate);

               (iii) whenever in the administration of this Declaration, the Capital Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Capital Trust Administrators;

               (iv) the Capital Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or registration thereof;

               (v) the Capital Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Capital Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction, at the expense of the Sponsor;

               (vi) the Capital Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Capital Property Trustee security and indemnity, reasonably satisfactory to the Capital Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Property Trustee and (b) the Capital Property Trustee has received the legal opinions, if any, required by Section 7.5(d) or 7.6(c), as the case may be, of this Declaration; provided that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Capital Property Trustee, upon the occurrence of a Capital Trust Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Declaration;

               (vii) the Capital Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Property Trustee, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Capital Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (viii) the Capital Property Trustee may execute any of its trust or other powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Capital Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (ix) any action taken by the Capital Property Trustee or its agents hereunder shall bind Capital Trust and the Holders of the Capital Trust Securities, and the signature of the Capital Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Capital Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Capital Property Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Declaration the Capital Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Property Trustee (A) may request instructions from the Holders of the Capital Trust Securities, the Capital Trust Administrators or the Sponsor which instructions may only be given by the Holders of the same proportion in liquidation amount of the Capital Trust Securities as would be entitled to direct the Capital Property Trustee under the terms of the Capital Trust Securities in respect of such remedy, right or action, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions; provided,
                                                                     --------
          however, that the Capital Property Trustee shall not be required to
          -------
          take any action unless it shall have received such legal opinions, if any, required by Sections 7.5(d) and 7.6(c) of this Declaration;

               (xi) if no Capital Trust Enforcement Event has occurred and is continuing and the Capital Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in their Declaration or is unsure of the application of any provision of their Declaration, and the matter is not one on which Holders of Capital Trust Preferred Securities are entitled under the Declaration to vote, then the Capital Property Trustee shall take such action as it deems advisable and in the best interests of the Holders of the Capital Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct;

               (xii) except as otherwise expressly provided by this Declaration, the Capital Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

               (xiii) the Capital Property Trustee shall not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Declaration; and

               (xiv) the Capital Property Trustee shall not be deemed to have notice of any Capital Trust Enforcement Event unless a Responsible Officer of the Capital Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Capital Trust Enforcement Event is received by the Capital Property Trustee at the Corporate Trust Office of the Capital Property Trustee, and such notice references the Capital Trust Preferred Securities and this Declaration.

               (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Capital Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Capital Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Property Trustee shall be construed to be a duty.

          Section 3.11   CAPITAL DELAWARE TRUSTEE.

          Notwithstanding any provision of this Declaration other than Section 6.2, the Capital Delaware Trustee shall not be entitled to exercise any powers, nor shall the Capital Delaware Trustee have any of the duties and responsibilities of the Capital Trust Administrators or the Capital Property Trustee described in this Declaration. Except as set forth in Section 6.2, the Capital Delaware Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

          Section 3.12   EXECUTION OF DOCUMENTS.

          Unless otherwise determined by the Capital Trust Administrators, and except as otherwise required by the Business Trust Act, any Capital Trust Administrator is authorized to execute on behalf of Capital Trust any documents that the Capital Trust Administrators have the power and authority to execute pursuant to Section 3.6; provided, that any registration statement referred to
                         --------
in Section 3.6(b)(i), including any amendments thereto, shall be signed by or on behalf of a majority of the Capital Trust Administrators.

          Section 3.13 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CAPITAL TRUST SECURITIES.

     The recitals contained in this Declaration and the Capital Trust Securities shall be taken as the statements of the Sponsor, and the Capital Trustees do not assume any responsibility for their correctness. The Capital Trustees make no representations as to the value or condition of the property of Capital Trust or any part thereof. The Capital Trustees make no representations as to the validity or sufficiency of this Declaration or the Capital Trust Securities.

     Section 3.14   DURATION OF CAPITAL TRUST.

     Capital Trust shall exist until terminated pursuant to the provisions of
     Article VIII hereof.

     Section 3.15   MERGERS.

          (a) Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).

          (b) Capital Trust may, at the request of the Sponsor, with the consent of the Capital Trust Administrators or, if there are more than two Capital Trust Administrators, a majority of the Capital Trust Administrators and without the consent of the Holders of the Capital Trust Securities, the Capital Delaware Trustee or the Capital Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any State of the United States; provided that:

          (i) if Capital Trust is not the successor, such successor entity (the "Successor Entity") either:

                    a. expressly assumes all of the obligations of Capital Trust under the Capital Trust Securities; or

                    b. substitutes for the Capital Trust Preferred Securities other securities having substantially the same terms as the Capital Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Trust Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

          (ii) the Company expressly acknowledges a trustee of such Successor Entity that possesses the same powers and duties as the Capital Property Trustee as the holder of the Asset Trust Preferred Securities;

          (iii) the Capital Trust Preferred Securities shall continue to be listed, or any Successor Capital Trust Preferred Securities are listed, or any Successor Capital Trust Preferred Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Trust Preferred Securities are then listed or quoted;

          (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Trust Preferred Securities (including any Successor Capital Trust Securities) to be downgraded by any nationally recognized statistical rating organization;

          (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Trust Preferred Securities (including any Successor Capital Trust Securities) in any material respect;

          (vi) such Successor Entity has a purpose identical to that of Capital Trust;


          (vii) the Company guarantees the obligations of such Successor Entity under the Successor Capital Trust Securities at least to the extent provided by the Capital Trust Guarantee; and

          (viii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Sponsor has received an opinion of independent legal counsel to Capital Trust experienced in such matters to the effect that:

             a. such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Trust Preferred Securities (including any Successor Capital Trust Securities) in any material respect other than with respect to any dilution of such Holders' interest in the new entity;

             b. following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither Capital Trust nor the Successor Entity will be required to register as an investment company under the Investment Company Act;

             c. following such merger, consolidation, amalgamation or replacement, Capital Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States Federal income tax purposes and will not be classified as an association or a publicly traded partnership taxable as a corporation; and

             d. following such merger, consolidation, amalgamation or replacement, Asset Trust will continue to be classified as a partnership for United States Federal income tax purposes and not be classified as an association or a publicly traded partnership taxable as a corporation.

          (c) Notwithstanding Section 3.15(b), Capital Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Capital Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause Capital Trust, any Successor Entity or Asset Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

     Section 3.16   CAPITAL PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to Capital Trust or any other obligor upon the Capital Trust Securities or the property of Capital Trust or of such other obligor or their creditors, the Capital Property Trustee (irrespective of whether any Distributions on the Capital Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Capital Property Trustee shall have made any demand on Capital Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Capital Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Capital Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Capital Property Trustee, its agents, experts and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Capital Property Trustee and, in the event the Capital Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Capital Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Capital Property Trustee, its agents and counsel, and any other amounts due the Capital Property Trustee.

     Nothing herein contained shall be deemed to authorize the Capital Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Capital Trust Securities or the rights of any Holder thereof or to authorize the Capital Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

                                  ARTICLE IV

                                    SPONSOR

     Section 4.1   RESPONSIBILITIES OF THE SPONSOR.

     In connection with the issuances and sales of the Capital Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) to prepare the Offering Memorandum, in preliminary and final form, and to prepare for filing by Capital Trust with the Commission one or more registration statements on the applicable forms, including any amendments thereto, as contemplated by the Registration Rights Agreement;

          (b) to determine the states in which to take appropriate action to qualify or register for sale all or part of the Capital Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by Capital Trust, and advise Capital Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by Capital Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such states;

          (c) to prepare any filing by Capital Trust of an application to the New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Trust Preferred Securities, Asset Trust Preferred Securities, the Capital Trust Guarantee and the Asset Trust Preferred Guarantee, if such filing is determined to be necessary or desirable by the Sponsor;

          (d) to prepare any filing by Capital Trust with the Commission of a registration statement on Form 8-A, including any amendments thereto, if such filing is determined to be necessary or desirable by the Sponsor;

          (e) to negotiate the terms on behalf of Capital Trust of one or more purchase agreements and other related agreements providing for the sale of the Series A Capital Trust Preferred Securities to the Initial Purchaser;

          (f) to negotiate the terms on behalf of Capital Trust of one or more registration rights agreements including, without limitation, the Registration Rights Agreement.

          (g) to negotiate the terms, on behalf of Capital Trust, of one or more purchase agreements providing for the sale of the Capital Trust Common Securities to the Capital Trust Common Securities Holder; and

          (h) to negotiate the terms, on behalf of Capital Trust, of one or more purchase agreements providing for the purchase of the Asset Trust Preferred Securities by Capital Trust from Asset Trust.

     Section 4.2   COMPENSATION, INDEMNIFICATION AND EXPENSES OF CAPITAL
TRUSTEES.

     Asset Trust agrees, and to the extent Asset Trust fails to do so, the Sponsor agrees:

          (a) to pay to the Capital Trustees from time to time such compensation as the Sponsor and the Capital Trustees shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Capital Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Capital Trustees in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of its agent and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (c) to indemnify the Capital Property Trustee and the Capital Delaware Trustee and their authorized agents for, and to hold each of them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of any Capital Trustee) incurred without negligence or willful misconduct on the part of the Capital Property Trustee, the Capital Delaware Trustee or their respective authorized agents, as the case may be, arising out of or in connection with the acceptance or administration of Capital Trust or trusts hereunder, including the costs and expenses of defending any of them against any claim, whether asserted by the Company, a Holder or any other Person, or liability in connection with the exercise or performance of any of their respective powers or duties hereunder; the provisions of this
     Section 4.2 shall survive the resignation or removal of the Capital Delaware Trustee or the Capital Property Trustee or the termination of this Declaration.

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                                   ARTICLE V

                    CAPITAL TRUST COMMON SECURITIES HOLDER

     Section 5.1   COMPANY'S PURCHASES OF CAPITAL TRUST COMMON SECURITIES.

     On each Closing Date the Company will purchase all of the Capital Trust Common Securities issued by Capital Trust on such Closing Date, for an amount at least equal to (i) in the case of the initial Closing Date, 3% of the initial capital of Capital Trust, and (ii) in the case of any subsequent Closing Date, 3% of the additional capital added to Capital Trust on such Closing Date, in each case, at the same time as the related Capital Trust Securities are sold on the Closing Date.

     Section 5.2   COVENANTS OF THE CAPITAL TRUST COMMON SECURITIES HOLDER.

     For so long as the Capital Trust Preferred Securities remain outstanding, the Capital Trust Common Securities Holder will covenant (a) except as provided in Section 5.3, to maintain directly 100% ownership of the Capital Trust Common Securities, (b) to cause Capital Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Declaration, (c) to use its commercially reasonable efforts to ensure that Capital Trust will not be an investment company for purposes of the Investment Company Act, and (d) to take no action which would be reasonably likely to cause Capital Trust to be classified as other than a grantor trust or as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

     Section 5.3   TRANSFER OF CAPITAL TRUST COMMON SECURITIES.

     The Capital Trust Common Securities Holder may transfer its interest in the Capital Trust Common Securities to a wholly-owned direct or indirect subsidiary of the Company provided that (a) such entity expressly accepts such transfer of the obligations as Capital Trust Common Securities Holder and (b) prior to such transfer, the Company has received an opinion of nationally recognized independent counsel to Capital Trust experienced in such matters to the effect that (1) following such transfer, Capital Trust will be classified as a grantor trust for United States federal income tax purposes, (2) following such transfer, the Company and such successor entity will be in compliance with the Investment Company Act without registering thereunder as an "investment company," and (3) such transfer will not adversely affect the limited liability of the holders of the Capital Trust Preferred Securities.

                                  ARTICLE VI

                               CAPITAL TRUSTEES

     Section 6.1   NUMBER OF CAPITAL TRUSTEES.

     The number of Capital Trustees initially shall be four (4), and:

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

          (a) at any time before the issuance of any Capital Trust Securities, the Sponsor may, by written instrument, increase or decrease the number of Capital Trustees; and

          (b) subject to Section 6.7(b)(ii) and (iii), after the issuance of any Capital Trust Securities, the number of Capital Trustees may be increased or decreased by vote of the Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities voting as a class at a meeting of the Capital Trust Common Securities Holder or by written consent in lieu of such meeting; provided that, the number of Capital Trustees shall in no event be less than three (3); and provided, further, (i) if required by the Business Trust Act, one Capital Trustee is the Capital Delaware Trustee; (ii) at least one Capital Trust Administrator is an employee or officer of, or is affiliated with, the Sponsor; and (iii) one Capital Trustee shall be the Capital Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Capital Trustee may also serve as Capital Delaware Trustee if it meets the applicable requirements.

     Section 6.2   CAPITAL DELAWARE TRUSTEE.

     If required by the Business Trust Act, one Capital Trustee (the "Capital Delaware Trustee") shall be:

          (a)  a natural person who is a resident of the State of Delaware; or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Capital Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Capital Property Trustee shall also be the Capital Delaware Trustee and Section 3.11 shall have no application.

     Section 6.3   CAPITAL PROPERTY TRUSTEE; ELIGIBILITY.

          (a) There shall at all times be one Capital Trustee (the "Capital Property Trustee") which shall act as Capital Property Trustee which shall:

              (i)  not be an Affiliate of the Sponsor; and

              (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust owners, having a combined capital and surplus of at least Fifty Million U.S. Dollars ($50,000,000), and subject to supervision or examination by Federal, state, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority

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

          referred to above, then for the purposes of this Section 6.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Capital Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Capital Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.7(c).

          (c) If the Capital Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Property Trustee and the Capital Trust Common Securities Holder (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          (d) The Capital Trust Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

          (e)  The initial Capital Property Trustee shall be:

               The Bank of New York.

     Section 6.4 QUALIFICATIONS OF CAPITAL TRUST ADMINISTRATORS AND CAPITAL DELAWARE TRUSTEE GENERALLY.

     Each Capital Trust Administrator and the Capital Delaware Trustee (unless the Capital Property Trustee also acts as Capital Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

     Section 6.5   INITIAL CAPITAL TRUST ADMINISTRATORS.

     The initial Capital Trust Administrators shall be:

     David M. Cronin and Robert F. Ray the business address of all of whom is c/o First Maryland Bancorp, 25 South Charles Street, Baltimore, Maryland 21201.

          (a) Except as expressly set forth in this Declaration and except if a meeting of the Capital Trust Administrators is called with respect to any matter over which the Capital Trust Administrators have power to act, any power of the Capital Trust Administrators may be exercised by, or with the consent of, any one such Capital Trust Administrator.

          (b) Unless otherwise determined by the Capital Trust Administrators, and except as otherwise required by the Business Trust Act or applicable law, any Capital Trust Administrator is authorized to execute on behalf of Capital Trust any documents which the Capital Trust Administrators have the power and authority to cause Capital Trust to execute pursuant to Section 3.6, provided, that any registration statement referred to in Section 3.6(b)(i), including any amendments thereto, shall be signed by or on behalf of a majority of the Capital Trust Administrators.

          (c) A Capital Trust Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Capital Trust Administrators have power and authority to cause Capital Trust to execute pursuant to Section 3.6.

     Section 6.6   CAPITAL DELAWARE TRUSTEE.

          The initial Capital Delaware Trustee shall be:

          The Bank of New York (Delaware).

     Section 6.7   APPOINTMENT, REMOVAL AND RESIGNATION OF CAPITAL TRUSTEES.

          (a) Subject to Section 6.7(b), Capital Trustees may be appointed or removed without cause at any time:

             (i) until the issuance of any Capital Trust Securities, by written instrument executed by the Sponsor;

             (ii) unless a Capital Enforcement Event shall have occurred and be continuing, after the issuance of any Capital Trust Securities, by vote of the Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities; and

             (iii) if a Capital Enforcement Event shall have occurred and be continuing, with respect to:

                   (A) the Capital Trust Administrators, by the Capital Trust Common Securities Holder; and

                   (B) the Capital Property Trustee and the Capital Delaware Trustee, by the Holders of a Majority in Liquidation Amount of the Capital Trust Preferred Securities.

          (b) (i) the Capital Trustee that acts as Capital Property Trustee shall not be removed in accordance with Section 6.7(a) until a successor Capital Trustee possessing the qualifications to act as Capital Property Trustee under Section 6.3 (a "Successor Capital Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Property Trustee and delivered to the Capital Trust Administrators and the Sponsor.

               (ii) the Capital Trustee that acts as Capital Delaware Trustee shall not be removed in accordance with Section 6.7(a) until a successor Capital Trustee possessing the qualifications to act as Capital Delaware Trustee under Sections

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

          6.2 and 6.4 (a "Successor Capital Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Delaware Trustee and delivered to the Capital Trust Administrators and the Sponsor.

          (c) A Capital Trustee appointed to office shall hold office until his or its successor shall have been appointed, until his death or its dissolution or until his or its removal or resignation. Any Capital Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by such Capital Trustee and delivered to the Sponsor and Capital Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

               (i) No such resignation of the Capital Trustee that acts as the Capital Property Trustee shall be effective:

                    a. until a Successor Capital Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Capital Property Trustee and delivered to Capital Trust, the Sponsor and the resigning Capital Property Trustee; or

                    b. until the assets of Capital Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Capital Trust Securities; and

               (ii) no such resignation of the Capital Trustee that acts as the Capital Delaware Trustee shall be effective until a Successor Capital Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Capital Delaware Trustee and delivered to Capital Trust, the Sponsor and the resigning Capital Delaware Trustee.

          (d) The Capital Trust Common Securities Holder shall use its best efforts to promptly appoint a Successor Capital Delaware Trustee or Successor Capital Property Trustee, as the case may be, if the Capital Property Trustee or the Capital Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.7.

          (e) If no Successor Capital Property Trustee or Successor Capital Delaware Trustee, as the case may be, shall have been appointed and accepted appointment as provided in this Section 6.7 within 30 days after delivery to the Sponsor and Capital Trust of an instrument of resignation or removal, the resigning or removed Capital Property Trustee or Capital Delaware Trustee, as applicable, may petition, at the expense of the Sponsor, any court of competent jurisdiction for appointment of a Successor Capital Property Trustee or Successor Capital Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Property Trustee or Successor Capital Delaware Trustee, as the case may be.

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

          (f) No Capital Property Trustee or Capital Delaware Trustee shall be liable for the acts or omissions to act of any Successor Capital Property Trustee or Successor Capital Delaware Trustee, as the case may be.

     Section 6.8   VACANCIES AMONG CAPITAL TRUSTEES.

     If a Capital Trustee ceases to hold office for any reason and the number of Capital Trustees is not reduced pursuant to Section 6.1, or if the number of Capital Trustees is increased pursuant to Section 6.1, a vacancy shall occur. The vacancy shall be filled with a Capital Trustee appointed in accordance with
Section 6.7.

     Section 6.9   EFFECT OF VACANCIES.

     The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Capital Trustee shall not operate to annul Capital Trust. Whenever a vacancy in the number of Capital Trust Administrators shall occur, until such vacancy is filled by the appointment of a Capital Trust Administrator in accordance with Section 6.7, the Capital Trust Administrators in office, regardless of their number, shall have all the powers granted to the Capital Trust Administrators and shall discharge all the duties imposed upon the Capital Trust Administrators by this Declaration.

     Section 6.10  MEETINGS.

     If there is more than one Capital Trust Administrator, meetings of the Capital Trust Administrators shall be held from time to time upon the calling of any Capital Trust Administrator. Regular meetings of the Capital Trust Administrators may be held at a time and place fixed by resolution of the Capital Trust Administrators. Notice of any in-person meetings of the Capital Trust Administrators shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Capital Trust Administrators or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Capital Trust Administrator at a meeting shall constitute a waiver of notice of such meeting except where a Capital Trust Administrator attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Capital Trust Administrators may be taken at a meeting by vote of a majority of the Capital Trust Administrators present (whether in person or by telephone) and eligible to vote with respect to such matter; provided, that a Quorum is present, or without a meeting by the unanimous written consent of the Capital Trust Administrators. Notwithstanding the foregoing, any and all actions of the Capital Trust Administrators may be taken by the unanimous written consent of all Capital Trust Administrators.

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

     Section 6.11   DELEGATION OF POWER.

          (a) Any Capital Trust Administrator may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his, her or its power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

          (b) The Capital Trust Administrators shall have power to delegate from time to time to such of their number or to officers of Capital Trust the doing of such things and the execution of such instruments either in the name of Capital Trust or the names of the Capital Trust Administrators or otherwise as the Capital Trust Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of Capital Trust, as set forth herein.

     Section 6.12   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Capital Property Trustee or the Capital Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from an merger, conversion or consolidation to which the Capital Property Trustee or the Capital Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Capital Property Trustee or the Capital Delaware Trustee, as the case may be, shall be the successor of the Capital Property Trustee or the Capital Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII

                         THE CAPITAL TRUST SECURITIES

     Section 7.1   GENERAL PROVISIONS REGARDING CAPITAL TRUST SECURITIES.

          (a) The Capital Trust Administrators shall on behalf of Capital Trust issue, a class of Capital Trust Preferred Securities representing undivided beneficial ownership interests in the assets of Capital Trust designated as the "Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series A" (the "Series A Capital Trust Preferred Securities"), a class of Capital Trust Preferred Securities to be issued only in exchange for the Series A Capital Trust Preferred Securities designated as the "Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series B" (the "Series B Capital Trust Preferred Securities," and together with the Series A Capital Trust Preferred Securities, the "Capital Trust Preferred Securities"), and one class of Capital Trust Common Securities representing undivided beneficial ownership interests in the assets of Capital Trust designated as the "Floating Rate Non-Cumulative Subordinated Capital Trust Common Securities" (the "Capital Trust Common

     Securities"). The maximum aggregate liquidation amount of Series A Capital Trust Preferred Securities that may be issued by Capital Trust is $150,000,000. The maximum aggregate liquidation amount of Series B Capital Trust Preferred Securities that may be issued by Capital Trust is $150,000,000. The maximum aggregate amount of the Capital Trust Common Securities that may be issued is $4,640,000; provided that the Capital Trust Common Securities outstanding at any time must have an aggregate liquidation amount with respect to the assets of Capital Trust equal to at least 3% of the assets of Capital Trust; provided further that after the initial issuance of Capital Trust Preferred Securities and Capital Trust Common Securities, Capital Trust may not issue additional Capital Trust Preferred Securities or Capital Trust Common Securities unless the Capital Trustees have received an opinion of counsel to the effect that the issuance of such securities will not affect Capital Trust's status as a grantor trust for United States Federal income tax purposes, and provided further that nothing in this Declaration shall prohibit or restrict any issuance of Capital Trust Securities in connection with the exercise of the option granted by the Capital Trust pursuant to the purchase agreement providing for the sale of the Series A Capital Trust Preferred Securities to the Initial Purchaser.


                         (i)  Capital Trust Preferred Securities. The aggregate
                              ----------------------------------
          liquidation amount of the Series A Capital Trust Preferred Securities issued on the initial Closing Date is $100,000,000. The Capital Trust Preferred Securities of Capital Trust will have a liquidation amount with respect to the assets of Capital Trust of $1,000 per Capital Trust Preferred Security. The Series A Capital Trust Preferred Security Certificates and the Series B Capital Trust Preferred Security Certificates evidencing the Capital Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to this Declaration, provided, that the Series B Capital Trust Preferred Security Certificate shall not contain the Restricted Securities Legend, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Capital Trust Preferred Securities are listed.

               (ii) Capital Trust Common Securities. The aggregate liquidation
                    -------------------------------
          amount of the Capital Trust Common Securities issued on the initial Closing Date is $3,093,000. The Capital Trust Common Securities of Capital Trust will have a nominal liquidation amount with respect to the assets of Capital Trust of $1,000 per Capital Trust Common Security. The Capital Trust Common Security Certificates evidencing the Capital Trust Common Securities shall be substantially in the form of Exhibit A-2 to this Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

          (b) Payment of Distributions on, and payments of the Redemption Price upon a redemption of, the Capital Trust Preferred Securities and the Capital Trust Common Securities, as applicable, shall be made Pro Rata based on the liquidation amount of such Capital Trust Preferred Securities and Capital Trust Common Securities; provided, however, that if on any date on which amounts payable on Distribution or redemption, an event of default or Asset Enforcement Event shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Capital Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Capital Trust Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions (if declared) on all of the outstanding Capital Trust Preferred Securities for all Distribution Periods terminating on or prior thereto, or, in the case of amounts payable on redemption, the full amount of the Redemption Price for all of the outstanding Capital Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Capital Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or payments of the Redemption Price upon a redemption of, the Capital Trust Preferred Securities then due and payable. Capital Trust shall issue no securities or other interests in the assets of Capital Trust other than the Capital Trust Preferred Securities and the Capital Trust Common Securities.

          (c) The Certificates shall be signed on behalf of Capital Trust by a Capital Trust Administrator. Such signature shall be the manual or facsimile signature of any present or any future Capital Trust Administrator. In case a Capital Trust Administrator of Capital Trust who shall have signed any of the Certificates shall cease to be such Capital Trust Administrator before the Certificates so signed shall be delivered by Capital Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Capital Trust Administrator; and any Certificate may be signed on behalf of Capital Trust by such persons who, at the actual date of execution of such Certificate, shall be the Capital Trust Administrators of Capital Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Capital Trust Administrator. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Capital Trust Administrators, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Capital Trust Administrators may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which the Capital Trust Securities may be listed, or to conform to usage.

          A Capital Trust Preferred Security Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Capital Property Trustee. Such signature shall be conclusive evidence that the Capital Trust Preferred Security Certificate has been authenticated under this Declaration.

          In the event that Capital Trust elects to issue additional Capital Trust Securities hereunder on a subsequent Closing Date, Capital Trust shall deliver to the Capital Property Trustee, in the manner provided in the following paragraph, duly executed Certificates and a written order, together with such certificates and opinions of counsel (in each case in substantially the form delivered at the initial Closing Date), as are required for the issuance of Capital Trust Securities under this Declaration, including the opinion of counsel required by Section 7.1(a).

          Upon a written order of Capital Trust signed by one Capital Trust Administrator, the Capital Property Trustee shall authenticate the Certificates for original issue.

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

          The Capital Property Trustee may appoint an authenticating agent acceptable to Capital Trust to authenticate Certificates. An authenticating agent may authenticate Certificates whenever the Capital Property Trustee may do so. Each reference in this Declaration to authentication by the Capital Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Capital Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

          (d) The consideration received by Capital Trust for the issuance of the Capital Trust Securities shall constitute a contribution to the capital of Capital Trust and shall not constitute a loan to Capital Trust.

          (e) Upon issuance of the Capital Trust Securities as provided in this Declaration, the Capital Trust Securities so issued shall be deemed to be validly issued, fully paid and non-assessable, subject to Section 9.1 with respect to the Capital Trust Common Securities.

          (f) Every Person, by virtue of having become a Holder or a beneficial owner of a Capital Trust Preferred Security in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and the terms of the Capital Trust Securities and the Capital Trust Guarantee.

          (g)  The Capital Trust Securities shall have no preemptive rights.

     Section 7.2   DISTRIBUTIONS.

          (a) Holders of Capital Trust Securities shall be entitled to receive non-cumulative cash distributions at a variable per annum rate on the stated liquidation amount of $1,000 per Capital Trust Security, equal to the variable per annum rate on the Asset Trust Preferred Securities calculated on the basis of the actual number of days elapsed in a year consisting of 360 days. Subject to Section 7.1(b), Distributions shall be made on the Capital Trust Preferred Securities and the Capital Trust Common Securities on a Pro Rata basis. Distributions on the Capital Trust Securities shall, from the date of original issue, be payable quarterly only to the extent that Capital Trust has funds available for the payment of such Distributions in the Capital Property Account. Amounts available to Capital Trust for distribution to the Holders of the Capital Trust Preferred Securities will be limited to payments received by Capital Trust from Asset Trust on the Asset Trust Preferred Securities or from the Company on the Capital Trust Guarantee. "Distributions" shall mean ordinary quarterly distributions. If and to the extent that Asset Trust makes an additional distribution on the Asset Trust Preferred Securities to Capital Trust, the Capital Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution (an "Additional Distribution") of such additional distribution to Holders, subject to the terms of Section 7.1(b).

          (b) Distributions on the Capital Trust Securities shall be payable in cash quarterly in arrears on each Distribution Payment Date, commencing October 15, 1999.

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

     Distributions on the Capital Trust Securities shall be payable to the Holders thereof as they appear on the books and records of Capital Trust on the relevant record dates, which relevant record date shall be the Business Day immediately preceding each Distribution Payment Date. In the event that the Capital Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the first day of the month of each Distribution Payment Date. Such distributions will be paid through the Capital Property Trustee who will hold amounts received in respect of the Asset Trust Preferred Securities in the Capital Property Account for the benefit of the Holders of the Capital Trust Securities. In the event that any date on which distributions are payable on the Capital Trust Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date, except that, if a Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

     Section 7.3   REDEMPTION OF CAPITAL TRUST SECURITIES.

          (a) Upon a purchase of the Asset Trust Preferred Securities by Asset Trust upon redemption or otherwise, subject to Section 7.1(b), the proceeds from such purchase shall be simultaneously applied Pro Rata to redeem Capital Trust Securities having an aggregate liquidation amount equal to the Asset Trust Preferred Securities so purchased or redeemed at an amount equal to $1,000 per Asset Trust Preferred Security plus an amount equal to accrued and unpaid Distributions from the last Distribution Payment Date or such lesser amount as shall be received by Capital Trust in respect of the Asset Trust Preferred Securities so purchased or redeemed (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days' notice of such redemption.

          (b) If fewer than all the outstanding Capital Trust Securities are to be so redeemed, subject to Section 7.1(b), the Capital Trust Common Securities and the Capital Trust Preferred Securities will be redeemed Pro Rata and the Capital Trust Preferred Securities to be redeemed will be redeemed as described in Section 7.4 below.

          (c) If, at any time, a Capital Trust Special Event shall occur and be continuing, the Capital Trust Administrators shall, unless the Asset Trust Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Capital Trust Special Event elect to either (i) dissolve Capital Trust upon not less than 30 nor more than 60 days' notice with the result that, after satisfaction of creditors, if any, of Capital Trust, Asset Trust Preferred Securities would be distributed on a Pro Rata basis to the Holders of the Capital Trust Preferred Securities and the Capital Trust Common Securities in liquidation of such Holders' interests in Capital Trust; provided, however, that if at the time there is available to Capital Trust the opportunity to eliminate, within such 90-day period, the Capital Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Sponsor has or will cause no adverse effect on Capital Trust, Asset Trust, the Sponsor or the Holders of the Capital Trust Securities and will involve no material cost, Capital Trust will pursue such measure in lieu of dissolution or (ii) cause the Capital

     Trust Preferred Securities to remain outstanding; provided, that in the case of this clause (ii), the Sponsor shall pay any and all expenses incurred by or payable by Capital Trust attributable to the Capital Trust Special Event. Furthermore, if in the case of the occurrence of a Capital Trust Tax Event, the Capital Trust Administrators have received a Capital Trust Redemption Tax Opinion, then the Company shall have the right, within 90 days following the occurrence of such Capital Trust Tax Event, to elect to redeem the Debentures in whole (but not in part) and, in turn, Asset Trust will redeem Asset Trust Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days' notice. Promptly following such redemption, the Capital Trust Securities will be redeemed by Capital Trust at the Redemption Price as described in Section
     7.4 below.

          (d) If the Asset Trust Preferred Securities are distributed to the Holders of the Capital Trust Preferred Securities, the Sponsor will use its best efforts to cause the Asset Trust Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Capital Trust Preferred Securities may then be listed or quoted.

          (e) On the date fixed for any distribution of Asset Trust Preferred Securities, upon dissolution of Capital Trust, (i) the Capital Trust Preferred Securities and the Capital Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Capital Trust Securities will be deemed to represent the Asset Trust Preferred Securities having a liquidation preference equal to the stated liquidation amount of such Capital Trust Securities until such certificates are presented to the Sponsor or its agent for transfer or reissuance.

          Section 7.4   REDEMPTION PROCEDURES.

          (a) Notice of any redemption of, or notice of distribution of Asset Trust Preferred Securities in exchange for, the Capital Trust Securities (a "Redemption/Distribution Notice") will be given by Capital Trust, or at Capital Trust's request, by the Capital Property Trustee in the name and at the expense of Capital Trust, by mail to each Holder of Capital Trust Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Asset Trust Preferred Securities.

          In case of any redemption at the election of Capital Trust, Capital Trust shall, at least 45 days and no more than 60 days prior to any date fixed for redemption, notify the Capital Property Trustee of such date and the aggregate liquidation amount of the Capital Trust Preferred Securities to be redeemed and provide a copy of the Redemption/Distribution Notice.

          Each Redemption/Distribution Notice shall identify the Capital Trust Preferred Securities to be redeemed (including CUSIP numbers) and shall state:

          (1)  the date fixed for redemption;

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

          (2)  the Redemption Price;

          (3) that on the date fixed for redemption, the Redemption Price will become due and payable upon each Capital Trust Preferred Security to be redeemed and that Distributions will cease to accrue on and after such date;

          (4) the place or places where such Capital Trust Preferred Securities are to be surrendered for payment of the Redemption Price; and

          (5)  any information required by Section 7.14.

          For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 7.4, a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Capital Trust Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Capital Trust Securities at the address of each such Holder appearing in the books and records of Capital Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

          (b) In the event that fewer than all the outstanding Capital Trust Securities are to be redeemed, the Capital Trust Securities to be redeemed shall be redeemed Pro Rata from each Holder of Capital Trust Securities, provided, that in respect of Capital Trust Preferred Securities registered in the name of and held of record by DTC or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to DTC or its nominee (or any successor Clearing Agency or its nominee) or such nominee in accordance with the procedures applied by such agency or nominee. In the event that the Capital Trust Securities do not remain in book-entry only form and fewer than all of the outstanding Capital Trust Securities are to be redeemed, the Capital Trust Securities shall be redeemed Pro Rata or pursuant to the rules of any securities exchange on which the Capital Trust Securities are listed.

          (c) If Capital Trust Securities are to be redeemed and Capital Trust gives a Redemption/ Distribution Notice, which notice may only be issued if the Asset Trust Preferred Securities are redeemed as set out in this
     Section 7.4 (which notice will be irrevocable), then (A) while the Capital Trust Preferred Securities are in book-entry only form, by 1:00 p.m., New York City time, on the redemption date, the Capital Property Trustee, upon receipt of such funds, will deposit irrevocably with the DTC (in the case of book-entry form Capital Trust Preferred Securities) or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Capital Trust Preferred Securities and (B) with respect to Capital Trust Preferred Securities and Capital Trust Common Securities issued in definitive form, the Capital Property Trustee will pay the relevant Redemption Price to the Holders of such Capital Trust Securities by check mailed to the address of the relevant Holder appearing on the books and records of Capital Trust on the redemption date. If a

     Redemption/Distribution Notice shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Capital Trust Securities so called for redemption and all rights of Holders of such Capital Trust Securities will cease, except the right of the Holders of such Capital Trust Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Capital Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Capital Trust Securities is improperly withheld or refused and not paid by the Sponsor as guarantor pursuant to the Capital Trust Guarantee, Distributions on such Capital Trust Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Capital Trust Preferred Securities so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Capital Trust Preferred Securities will not accrue distributions or bear interest.

          Neither the Capital Trust Administrators nor Capital Trust shall be required to register or cause to be registered the transfer or exchange of any Capital Trust Securities that have been called for redemption, except in the case of any Capital Trust Securities being redeemed in part, any portion thereof not to be redeemed.

          (d) Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Trust Preferred Securities by tender, in the open market or by private agreement.

          Section 7.5   VOTING RIGHTS OF CAPITAL TRUST PREFERRED SECURITIES.

          (a) Except as provided under this Article VII and as otherwise required by the Business Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Capital Trust Preferred Securities will have no voting rights.

          (b) Subject to the requirement of the Capital Property Trustee receiving a tax opinion in certain circumstances set forth in Section 7.5(d) below, the Holders of a Majority in Liquidation Amount of the Capital Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Property Trustee, or to direct the exercise of any trust or other power conferred upon the Capital Property Trustee under the Declaration, including the right to direct the Capital Property Trustee, as holder of the Asset Trust Preferred Securities, to (i) exercise the remedies available to it under the Asset Declaration as a holder of Asset Trust Preferred Securities, (A) to enforce Asset Trust's creditors rights and other rights with respect to the Debentures, (B) to enforce the rights of the holders of the Asset Trust Preferred Securities under the Asset Trust Preferred Guarantee, and (C) to enforce the rights of the holders of the Asset Trust Preferred Securities to receive distributions (if and to the extent such distributions have been declared out of funds legally available therefor on the Asset Trust Preferred Securities or (ii) consent to any amendment or modification or termination of the Asset Declaration or the Asset Trust Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Asset Declaration would require the consent or act of the Holders of more than a majority in aggregate liquidation preference of Asset Trust Preferred Securities affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Capital Trust Preferred Securities which is at least equal to the percentage of aggregate liquidation preference required under the Asset Declaration may direct the Capital Property Trustee to give such consent to take such action.

          (c) If the Capital Property Trustee fails to enforce its rights under the Asset Trust Preferred Securities after a Holder of record of Capital Trust Preferred Securities has made a written request and has offered to the Capital Property Trustee indemnity or security reasonably satisfactory to the Capital Property Trustee, such holder of record of Capital Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the holder of the Asset Trust Common Securities or Asset Property Trustee to enforce the Capital Property Trustee's rights under the Asset Declaration without first instituting any legal proceeding against the Capital Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Capital Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to make any required payment when due on the Debentures or to terminate an Extension Period in accordance with the terms of the Debentures, then a Holder of Capital Trust Preferred Securities may directly institute a proceeding against the Debenture Issuer for enforcement of such payment with respect to such Debenture.

          (d) The Capital Property Trustee shall notify all Holders of the Capital Trust Preferred Securities of any notice of any Asset Enforcement Event received from the holder of the Asset Trust Common Securities with respect to the Asset Trust Preferred Securities and the Debentures. Such notice shall state that such Asset Enforcement Event also constitutes a Capital Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Capital Property Trustee shall be under no obligation to take any of the actions described in clause 7.5(b)(i) and (ii) above unless the Capital Property Trustee has received an opinion of independent tax counsel to the effect that as a result of such action, Capital Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after such action each Holder will continue to be treated as owning an undivided beneficial ownership interest in the Asset Trust Preferred Securities.

          (e) In the event the consent of the Capital Property Trustee, as the holder of the Asset Trust Preferred Securities, is required under the Asset Declaration with respect to any amendment, modification or termination of the Asset Declaration, the Capital Property Trustee shall request the direction of the Holders of the Capital Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Capital Trust Securities voting together as a single class; provided, however, that where a consent under the Asset Declaration would require the consent of the holders of more than a majority of the aggregate liquidation preference of the Asset Trust Preferred Securities, the Capital Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Capital Trust Securities. The Capital Property Trustee shall not take any such action in accordance with the directions of the Holders of the Capital Trust Securities unless the Capital Property Trustee has received an opinion of tax counsel to the effect that, as a result of such action, Capital Trust will not be classified as other than a grantor trust for United States Federal income tax purposes.

          (f) A waiver of an Asset Enforcement Event with respect to the Asset Trust Preferred Securities will constitute a waiver of the corresponding Capital Trust Enforcement Event.

          (g) Any required approval or direction of Holders of Capital Trust Preferred Securities may be given at a separate meeting of Holders of Capital Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of Capital Trust Securities or pursuant to written consent. The Capital Trust Administrators will cause a notice of any meeting at which Holders of Capital Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

          (h) No vote or consent of the Holders of Capital Trust Preferred Securities will be required for Capital Trust to redeem and cancel Capital Trust Preferred Securities or distribute Asset Trust Preferred Securities in accordance with the Declaration.

          (i) Notwithstanding that Holders of Capital Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Trust Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Trust Securities were not outstanding; provided, however, that persons (other than Affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Capital Trust Preferred Securities may vote or consent with respect to such pledged Capital Trust Preferred Securities pursuant to the terms of such pledge.

          (j) Holders of the Capital Trust Preferred Securities will have no rights to appoint or remove the Capital Trust Administrators, who may be appointed, removed or replaced solely by the Company, as the Capital Trust Common Securities Holder.

          Section 7.6   VOTING RIGHTS OF CAPITAL TRUST COMMON SECURITIES.

          (a) Except as provided under Section 6.1(b) or this Section 7.6 or as otherwise required by the Business Trust Act, the Trust Indenture Act or other applicable law or provided by the Declaration, the Capital Trust Common Securities Holder will have no voting rights.

          (b) The Capital Trust Common Securities Holder is entitled, in accordance with Article VI of the Declaration, to vote to appoint, remove or replace any Capital Trustee or to increase or decrease the number of Capital Trustees.

          (c) Subject to Section 2.6 of the Capital Declaration and only after every Capital Enforcement Event with respect to the Capital Trust Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirement of the Capital Property Trustee receiving a tax opinion in certain circumstances set forth in this paragraph (c), the Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities have the right to direct the time, method and place of conduction of any proceeding for any remedy available to the Capital Property Trustee, or direct the exercise of any trust or power conferred upon the Capital Property Trustee under the Capital Declaration, including the right to (i) exercise the remedies available to it under the Asset Declaration as a Holder of the Asset Trust Preferred Securities (A) to enforce Asset Trust's creditors rights and other rights with respect to the Debentures, (B) to enforce the rights of the holders of the Asset Trust Preferred Securities under the Asset Trust Preferred Guarantee, and (C) to enforce the rights of the holders of the Asset Trust Preferred Securities to receive distributions (if and to the extent such distributions have been declared out of funds legally available therefor) on the Asset Trust Preferred Securities or (ii) consent to any amendment or modification or termination of the Asset Declaration or the Asset Trust Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Asset Declaration would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Asset Trust Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Capital Trust Common Securities which is at least equal to the percentage required under the Asset Declaration may direct the Capital Property Trustee to give such consent or take such action. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Capital Property Trustee shall be under no obligation to take any of the actions described in clause 7.6(c)(i) and (ii) above unless the Capital Property Trustee has received an opinion of independent tax counsel to the effect that, as a result of such action, for United States Federal income tax purposes Capital Trust will not fail to be classified as a grantor trust and each holder will be treated as owning an undivided beneficial ownership interest in the Asset Trust Preferred Securities.

          (d) If the Capital Property Trustee fails to enforce its rights under the Asset Trust Preferred Securities after a Holder of record of Capital Trust Common Securities has made a written request, such Holder of record of Capital Trust Common Securities may directly institute a legal proceeding directly against the Company or the Asset Property Trustee, to enforce the Capital Property Trustee's rights under the Asset Trust Preferred Securities without first instituting any legal proceeding against the Capital Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Capital Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to make any required payment when due on any Debenture, then the Capital Trust Common Securities Holder may directly institute a proceeding against the Debenture Issuer for enforcement of payment with respect to such Debenture.

          (e) A waiver of an Asset Enforcement Event with respect to the Asset Trust Preferred Securities will constitute a waiver of the corresponding Capital Enforcement Event.

          (f) No vote or consent of the Capital Trust Common Securities Holder shall be required for Capital Trust to redeem and cancel Capital Trust Common Securities or to distribute Asset Trust Preferred Securities in accordance with the Declaration and the terms of the Capital Trust Securities.

          Section 7.7   PAYING AGENT.

          In the event that any Capital Trust Preferred Securities are not in book-entry only form, Capital Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Capital Trust Preferred Securities may be presented for payment ("Paying Agent"). Capital Trust may appoint the paying agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. Capital Trust may change any Paying Agent without prior notice to the Holders. Capital Trust shall notify the Capital Property Trustee of the name and address of any Paying Agent not a party to this Declaration. If Capital Trust fails to appoint or maintain another entity as Paying Agent, the Capital Property Trustee shall act as such. Capital Trust or any of its Affiliates may act as Paying Agent. The Bank of New York shall initially act as Paying Agent for the Capital Trust Preferred Securities and the Capital Trust Common Securities and shall comply with Section 317(b) of the Trust Indenture Act. In the event the Capital Property Trustee shall no longer be the Paying Agent, Capital Trust shall appoint a successor (which shall be a bank or trust company acceptable to the Debenture Issuer) to act as Paying Agent. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Capital Property Trustee and the Debenture Issuer.

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

          Section 7.8   TRANSFER OF CAPITAL TRUST SECURITIES.

          (a) Capital Trust shall cause to be kept at the Corporate Trust Office of the Capital Property Trustee a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, Capital Trust shall provide for the registration of Capital Trust Preferred Securities and of transfers of Capital Trust Preferred Securities. The Capital Property Trustee is hereby appointed "Security Registrar" for the purpose of registering Capital Trust Preferred Securities and transfers of Capital Trust Preferred Securities as herein provided.

          (b) Upon surrender for registration of transfer of any Capital Trust Preferred Security at an office or agency of Capital Trust designated for such purpose, Capital Trust shall execute, and the Capital Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Capital Trust Preferred Securities of any authorized denominations and of a like aggregate liquidation amount.

          (c) At the option of the Holder, Capital Trust Preferred Securities may be exchanged for other Capital Trust Preferred Securities of any authorized denominations and of a like aggregate liquidation amount, upon surrender of the Capital Trust Preferred Securities to be exchanged at such office or agency. Whenever any Capital Trust Preferred Securities are so surrendered for exchange, Capital Trust shall execute, and the Capital Property Trustee shall authenticate and deliver, the Capital Trust Preferred Securities which the Holder making the exchange is entitled to receive.

          (d) Every Capital Trust Preferred Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Capital Trust and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

          (e) No service charge shall be made for any registration of transfer or exchange of Capital Trust Preferred Securities, but Capital Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Capital Trust Preferred Securities.

          (f) If the Capital Trust Preferred Securities are to be redeemed in part, Capital Trust shall not be required (A) to issue, register the transfer of or exchange any Capital Trust Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Capital Trust Preferred Securities selected for redemption under Section 7.4 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Capital Trust Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Trust Preferred Security being redeemed in part.

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

          Section 7.9   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If:

          (a) any mutilated Certificates should be surrendered to the Capital Trust Administrators, or if the Capital Trust Administrators and the Capital Property Trustee shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

          (b) there shall be delivered to the Capital Trust Administrators and the Capital Property Trustee such security or indemnity as may be required by them to keep each of them, the Sponsor and Capital Trust harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Capital Trust Administrator on behalf of Capital Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 7.9, the Capital Trust Administrators and the Capital Property Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 7.10   DEEMED SECURITY HOLDERS.

          The Capital Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of Capital Trust as the sole holder of such Certificate and of the Capital Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Capital Trust Securities represented by such Certificate on the part of any Person, whether or not Capital Trust shall have actual or other notice thereof.

          Section 7.11   GLOBAL SECURITIES.

          If Capital Trust shall establish that the Capital Trust Preferred Securities are to be issued in the form of one or more fully registered, global Capital Trust Preferred Securities Certificates ("Global Securities") to be delivered to DTC, the initial Depositary, by Capital Trust, then a Capital Trust Administrator on behalf of Capital Trust shall execute and the Capital Property Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate liquidation amount of all of the Capital Trust Preferred Securities to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Capital Trust Preferred Securities or the nominee of such Depositary, and (iii) shall be delivered by the Capital

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

     Property Trustee to such Depositary or pursuant to such Depositary's instructions. Global Securities shall bear a legend substantially to the following effect:

               "This Capital Trust Preferred Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Notwithstanding the provisions of Section 7.8 of the Declaration, unless and until it is exchanged in whole or in part for Capital Trust Preferred Securities in definitive registered form, a Global Security representing all or a part of the Capital Trust Preferred Securities may not be transferred in the manner provided in Section 7.8 of the Declaration except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Every Capital Trust Preferred Security delivered upon registration or transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above. Unless this certificate is presented by an authorized representative of DTC to Capital Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          Definitive Capital Trust Preferred Securities issued in exchange for all or a part of a Global Security pursuant to this Section 7.11 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Capital Property Trustee. Upon execution and authentication, the Capital Property Trustee shall deliver such definitive Capital Trust Preferred Securities to the persons in whose names such definitive Capital Trust Preferred Securities are so registered.

          At such time as all interests in Global Securities have been redeemed, repurchased or canceled, such Global Securities shall be, upon receipt thereof, canceled by the Capital Property Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in Global Securities is exchanged for definitive Capital Trust Preferred Securities, redeemed, canceled or transferred to a transferee who receives definitive Capital Trust Preferred Securities therefor or any definitive Capital Trust Preferred Security is exchanged or transferred for part of Global Securities, the liquidation amount of such Global Securities shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Securities by the Capital Property Trustee or the Custodian, at the direction of the Capital Property Trustee, to reflect such reduction or increase.

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

          Capital Trust and the Capital Property Trustee may for all purposes, including the making of payments due on the Capital Trust Preferred Securities, deal with the Depositary as the authorized representative of the Holders for the purposes of exercising the rights of Holders hereunder. The rights of the owner of any beneficial interest in a Global Security shall be limited to those established by law and agreements between such owners and depositary participants; provided that no such agreement shall give any rights to any person against Capital Trust or the Capital Property Trustee without the written consent of the parties so affected. Multiple requests and directions from and votes of the Depositary as Holder of Capital Trust Preferred Securities in global form with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Capital Trust Preferred Securities in excess of those held in the name of the Depositary or its nominee.

          If at any time the Depositary for any Capital Trust Preferred Securities represented by one or more Global Securities notifies Capital Trust that it is unwilling or unable to continue as Depositary for such Capital Trust Preferred Securities or if at any time the Depositary for such Capital Trust Preferred Securities shall no longer be eligible under this Section 7.11, Capital Trust shall appoint a successor Depositary with respect to such Capital Trust Preferred Securities. If a successor Depositary for such Capital Trust Preferred Securities is not appointed by Capital Trust within 60 days after Capital Trust receives such notice or becomes aware of such ineligibility, Capital Trust's election that such Capital Trust Preferred Securities be represented by one or more Global Securities shall no longer be effective and a Capital Trust Administrator on behalf of Capital Trust shall execute, and the Capital Property Trustee will authenticate and deliver Capital Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the liquidation amount of the Global Security or Capital Trust Preferred Securities representing such Capital Trust Preferred Securities in exchange for such Global Security or Capital Trust Preferred Securities.

          Capital Trust may at any time and in its sole discretion determine that the Capital Trust Preferred Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Capital Trust Preferred Securities. In such event a Capital Trust Administrator on behalf of Capital Trust shall execute, and the Capital Property Trustee, shall authenticate and deliver, Capital Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the liquidation amount of the Global Security or Capital Trust Preferred Securities representing such Capital Trust Preferred Securities, in exchange for such Global Security or Capital Trust Preferred Securities.

          If at any time a Capital Enforcement occurs and is continuing, if requested by a Holder, a Capital Trust Administrator on behalf of Capital Trust shall execute, and the Capital Property Trustee, shall authenticate and deliver, Capital Trust Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the aggregate liquidation amount of the Capital Trust Preferred Securities requested by such Holder, in exchange for the portion of the Global Security equal to such Capital Trust Preferred Securities.

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

          Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 7.13(a)), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Interests of beneficial owners in Global Security may be transferred or exchanged for definitive Capital Trust Preferred Securities and definitive Capital Trust Preferred Securities may be transferred or exchange for Global Securities in accordance with rules of the Depositary and the provisions of Section 7.13.

          Any Capital Trust Preferred Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Declaration as may be required by the Custodian or the Depositary or required to comply with any applicable law or any regulation thereunder or with Regulation S or with the rules and regulations of any securities exchange upon which the Capital Trust Preferred Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Capital Trust Preferred Securities are subject.

          Section 7.12   RESTRICTIVE LEGEND.

          (a) Each Global Security and definitive Capital Trust Preferred Security that constitutes a Restricted Security shall bear a legend substantially in the form of the following legend (the "Restricted Securities Legend") on the face thereof until two years after the later of the date of original issue and the last date on which the Sponsor or any affiliate of the Sponsor was the owner of such Capital Trust Preferred Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"), unless otherwise agreed by Capital Trust and the Holder thereof:

               "THE HOLDER OF THIS CAPITAL TRUST PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG FIRST MARYLAND BANCORP, ALLFIRST PREFERRED ASSET TRUST, ALLFIRST PREFERRED CAPITAL TRUST ("ALLFIRST CAPITAL TRUST") AND LEHMAN BROTHERS INC. DATED JULY 9, 1999 (THE "REGISTRATION RIGHTS AGREEMENT"). FIRST MARYLAND BANCORP WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ALLFIRST CAPITAL TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

               THIS CAPITAL TRUST PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL

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

          TRUST PREFERRED SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

               THE HOLDER OF THIS CAPITAL TRUST PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL TRUST PREFERRED SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST MARYLAND BANCORP OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS CAPITAL TRUST PREFERRED SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL TRUST PREFERRED SECURITY) ONLY (A) TO FIRST MARYLAND BANCORP, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL TRUST PREFERRED SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WHEN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL TRUST PREFERRED SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF CAPITAL TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO CAPITAL TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED JULY

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

          9, 1999 RELATING TO THIS CAPITAL TRUST PREFERRED SECURITY. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL TRUST PREFERRED SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               THE CAPITAL TRUST PREFERRED SECURITIES WILL BE ISSUED AND, UNTIL REGISTERED UNDER THE SECURITIES ACT, MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL TRUST PREFERRED SECURITIES). ANY ATTEMPTED TRANSFER OF CAPITAL TRUST PREFERRED SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL TRUST PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL TRUST PREFERRED SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL TRUST PREFERRED SECURITIES.

               THE HOLDER OF THIS CAPITAL TRUST PREFERRED SECURITY BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS CAPITAL TRUST PREFERRED SECURITY SHALL NOT BE MADE BY IT TO A U.S. PERSON TO FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(o) UNDER THE SECURITIES ACT."

          (b) In all circumstances, each Global Security or definitive Capital Trust Preferred Security shall bear the following legend:

               "THE HOLDER OF THIS CAPITAL TRUST PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL TRUST PREFERRED SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION."

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

          Any Capital Trust Preferred Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of Section 7.12(b) and surrender of such Capital Trust Preferred Security for exchange to the Security Registrar in accordance with the provisions of this Section 7.12(a), be exchanged for a new Capital Trust Preferred Security or Capital Trust Preferred Securities, of like tenor and aggregate liquidation amount, which shall not bear the restrictive legend required by this Section 7.12(a).

          (c) Upon any sale or transfer of any Restricted Security (including any interest in a Global Security) (i) that is effected pursuant to an effective registration statement under the Securities Act or (ii) in connection with which the Capital Property Trustee receives certificates and other information (including an opinion of counsel, if requested) reasonably acceptable to the Sponsor to the effect that such security will no longer be subject to the resale restrictions under Federal and state securities laws, then (A) in the case of a Restricted Security in definitive form, the Capital Trust Preferred Security registrar or co-registrar shall permit the holder thereof to exchange such Restricted Security for a security that does not bear the legend set forth in Section 7.12(a), and shall rescind any such restrictions on transfer and (B) in the case of Restricted Securities represented by a Global Security, such Security shall no longer be subject to the restrictions contained in the legend set forth in Section 7.12(a) (but still subject to the other provisions hereof). In addition, any Capital Trust Preferred Security (or security issued in exchange or substitution therefor) as to which the restrictions on transfer described in the legend set forth in Section 7.12(a) have expired by their terms, may, upon surrender thereof (in accordance with the terms of this Indenture) together with such certifications and other information (including an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Sponsor, addressed to the Sponsor and the Capital Property Trustee and in a form acceptable to the Sponsor, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) acceptable to the Sponsor, be exchanged for a new Capital Trust Preferred Security or Capital Trust Preferred Securities of like tenor and aggregate liquidation amount, which shall not bear the restrictive legends set forth in Section 7.12(a).

          Section 7.13   SPECIAL TRANSFER PROVISIONS.

     So long as the Capital Trust Preferred Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Capital Trust Preferred Security to a QIB in accordance with Rule 144A, unless otherwise requested by the transferor, and upon receipt of the definitive Capital Trust Preferred Security being so transferred, together with a certification from the transferor that the transferor reasonably believes the transferee is a QIB (or other evidence satisfactory to the Capital Property Trustee), the Capital Property Trustee shall make an endorsement on the Restricted Global Security to reflect an increase in the aggregate liquidation amount of the Restricted Global Security, and the Capital Property Trustee shall cancel such definitive Capital Trust Preferred Security and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Capital Property

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

Capital Trustees, the aggregate liquidation amount of Capital Trust Preferred Securities represented by the Restricted Global Security to be increased accordingly.

     Section 7.14   CUSIP NUMBERS

     In issuing the Capital Trust Securities, Capital Trust may use "CUSIP" numbers (if then generally in use), and if so, shall use "CUSIP" numbers in Redemption/Distribution Notices as a convenience to Holders; provided that such notice may state that no representation is made as to the correctness of such numbers either as printed on Certificates or as contained in any Redemption/Distribution Notice and that reliance may be placed only on the other identification numbers printed on the Certificates, and any such redemption shall not be affected by any defect in or omission of such numbers. Capital Trust shall promptly notify the Capital Property Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE VIII

                     DISSOLUTION AND TERMINATION OF TRUST

     Section 8.1   DISSOLUTION AND TERMINATION OF TRUST.

          (a)  Capital Trust shall dissolve upon the earliest of:

              (i) the bankruptcy of the Capital Trust Common Securities Holder or the Sponsor;

              (ii) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor; the consent of the Holders of at least a Majority in Liquidation Amount of the Capital Trust Securities to the filing of a certificate of cancellation with respect to Capital Trust or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

              (iii) the entry of a decree of judicial dissolution of the Sponsor or Capital Trust;

              (iv) the time when all of the Capital Trust Securities shall have matured or been called for redemption and the amounts then due shall have been paid to the Holders in accordance with the terms of the Capital Trust Securities;

              (v) upon the election of the Capital Trust Common Securities Holder, following the occurrence and continuation of a Capital Trust Special Event, pursuant to which Capital Trust shall have been dissolved in accordance with the terms of the Capital Trust Securities and all of the Asset Trust Preferred Securities shall have been distributed to the Holders of Capital Trust Securities in exchange for all of the Capital Trust Securities; or

              (vi) before the issuance of any Capital Trust Securities, with the consent of all of the Capital Trust Administrators and the Sponsor.

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

          As soon as is practicable after the occurrence of an event referred to in Section 8.1(a) and upon completion of the winding up of Capital Trust, the Capital Trustees shall terminate Capital Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

          (b) The provisions of Section 3.9 and Article IX shall survive the termination of Capital Trust.

     Section 8.2 LIQUIDATION DISTRIBUTION UPON TERMINATION AND DISSOLUTION OF CAPITAL TRUST.

          (a) In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Capital Trust (each a "Capital Trust Liquidation"), the Holders of the Capital Trust Preferred Securities on the date of the Capital Trust Liquidation will be entitled to receive, out of the assets of Capital Trust available for distribution to Holders of Capital Trust Securities after satisfaction of Capital Trust's liabilities to creditors as provided by applicable law, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Trust Security plus accrued and unpaid Distributions thereon (if declared) to the date of payment (such amount being the "Capital Trust Liquidation Distribution"), unless, in connection with such Capital Trust Liquidation, after satisfaction of Capital Trust's liabilities to creditors as provided by applicable law, Asset Trust Preferred Securities in an equivalent aggregate liquidation amount shall be distributed on a Pro Rata basis to the Holders of the Capital Trust Securities in exchange for such Capital Trust Securities.

          (b) If, upon any such Capital Trust Liquidation, the Capital Trust Liquidation Distribution can be paid only in part because Capital Trust has insufficient assets available to pay in full the aggregate Capital Trust Liquidation Distribution, then the amounts payable directly by Capital Trust on the Capital Trust Securities shall be paid on a Pro Rata basis. The Capital Trust Common Securities Holder will be entitled to receive distributions upon any such Capital Trust Liquidation Pro Rata with the Holders of the Capital Trust Preferred Securities except that if a Capital Trust Enforcement Event has occurred and is continuing, the Capital Trust Preferred Securities shall have a preference over the Capital Trust Common Securities with regard to such distributions as described below. Such preference is effectuated by the Capital Trust Common Securities Holder hereby agreeing to provide limited recourse guarantees as follows: (i) to the Holders of the Capital Trust Preferred Securities, of the Company's obligations under the Capital Trust Guarantee; (ii) to Capital Trust and the Holders of the Capital Trust Preferred Securities, of the Company's obligations under Asset Trust Guarantee; and (iii) to Asset Trust and the Holders of the Capital Trust Preferred Securities, of the Company's obligations under the Debentures. In the case of the limited recourse guarantee given by the Capital Trust Common Securities Holder to Asset Trust and the Holder of the Capital Trust Preferred Securities in respect of the Company's obligations under the Debentures, (i) the Capital Trust Common Securities Holder will be deemed to have pledged the amount due in respect of its Capital Trust Common Securities upon a liquidation of Capital Trust to Asset Trust and the Holders of Capital Trust Preferred Securities; (ii) the

     Capital Trust Common Securities Holder will be deemed to have paid such amount to Asset Trust in respect of such defaulted Debenture, as the case may be; (iii) Asset Trust will be deemed to have paid such amount to Capital Trust; and (iv) the Capital Property Trustee is hereby authorized to distribute such amount to the Holders of Capital Trust Preferred Securities (Pro Rata among such Capital Trust Preferred Securities Holders) in respect of the Capital Trust Common Securities Holder's pledge of such amounts to such Capital Trust Preferred Securities Holders. In the case of a limited recourse guarantee given by the Capital Trust Common Securities Holder to Capital Trust and the Holders of the Capital Trust Preferred Securities in respect of the Company's obligations under Asset Trust Guarantee, (i) the Capital Trust Common Securities Holder will be deemed to have pledged the amount due in respect of its Capital Trust Common Securities upon a liquidation of Capital Trust to Capital Trust and the Holders of the Capital Trust Preferred Securities; (ii) the Capital Trust Common Securities Holder will be deemed to have paid such amount to Capital Trust in respect of its obligations under Asset Trust Guarantee; and (iii) the Capital Property Trustee is hereby authorized to distribute such amount to the Holders of the Capital Trust Preferred Securities (Pro Rata among such Capital Trust Preferred Securities Holders) in respect of the Capital Trust Common Securities Holder's pledge of such amount to such Capital Trust Preferred Securities Holders.

                                  ARTICLE IX

               LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,
                          CAPITAL TRUSTEES OR OTHERS

     Section 9.1   LIABILITY.

          (a) Except as expressly set forth in this Declaration, the Capital Trust Guarantee and the terms of the Capital Trust Securities, the Sponsor:

             (i) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Capital Trust Securities which shall be made solely from assets of Capital Trust; and

             (ii) shall not be required to pay to Capital Trust or to any Holder of Capital Trust Securities any deficit upon dissolution of Capital Trust or otherwise.

          (b) The Capital Trust Common Securities Holder shall be liable for all of the debts and obligations of Capital Trust (other than with respect to the Capital Trust Securities) to the extent not satisfied out of Capital Trust's assets.

          (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Capital Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

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

     Section 9.2   EXCULPATION.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to Capital Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of Capital Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable or any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of Capital Trust and upon such information, opinions, reports or statements presented to Capital Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of Capital Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Trust Securities might properly be paid.

     Section 9.3   FIDUCIARY DUTY.

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to Capital Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to Capital Trust or to an other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Capital Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b)  Unless otherwise expressly provided herein:

             (i) whenever a conflict of interest exists or arises between any Indemnified Persons and any Covered Persons; or

             (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to Capital Trust or any Holder of Capital Trust Securities,

     the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

             (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting Capital Trust or any other Person; or

             (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

     Section 9.4   INDEMNIFICATION.

          (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Capital Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Capital Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Capital Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Capital Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best

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     interests of Capital Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to Capital Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection therewith.

          (iv)   Any indemnification under paragraphs (i) and (ii) of this
     Section 9.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Capital Trust Administrators by a majority vote of a quorum consisting of such Capital Trust Administrators who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Capital Trust Administrators so directs, by independent legal counsel in a written opinion, or (3) by the Capital Trust Common Securities Holder.

          (v) Expenses (including attorneys' fees and expenses ) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 9.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Capital Trust Administrators by a majority vote of a quorum of disinterested Capital Trust Administrators, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Capital Trust Administrators so directs, by independent legal counsel in a written opinion or (iii) the Capital Trust Common Securities Holder, that, based upon the facts known to the Capital Trust Administrators, counsel or the Capital Trust Common Securities Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the

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

          best interests of Capital Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Capital Trust Administrators, independent legal counsel or Capital Trust Common Securities Holder reasonably determine that such person deliberately breached his duty to Capital Trust or its Capital Trust Security Holders.

               (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Trust Preferred Security Holders of Capital Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 9.4(a) is in effect. Any repeal or modification of this Section 9.4(a) shall not affect any rights or obligations then existing.

               (vii) The Sponsor or Capital Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 9.4(a).

               (viii) For purposes of this Section 9.4(a), references to "Capital Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

               (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person. The obligation to indemnify as set forth in this
          Section 9.4(a) shall survive the satisfaction and discharge of this Declaration.

          (b) The Sponsor agrees to indemnify and hold harmless the (i) Capital Property Trustee, (ii) the Capital Delaware Trustee, (iii) any Affiliate of the Capital Property Trustee and the Capital Delaware Trustee, and (iv) any officers, directors,

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

     shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Capital Property Trustee and the Capital Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of Capital Trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim, whether asserted by the Company, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section
     9.4 shall survive the satisfaction and discharge of this Declaration.

     Section 9.5   OUTSIDE BUSINESSES.

     Any Covered Person, the Sponsor, the Capital Delaware Trustee and the Capital Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the activities of Capital Trust, and Capital Trust and the Holders of Capital Trust Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of Capital Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Capital Delaware Trustee or the Capital Property Trustee shall be obligated to present any particular investment or other opportunity to Capital Trust even if such opportunity is of a character that, if presented to Capital Trust, could be taken by Capital Trust, and any Covered Person, the Sponsor, the Capital Delaware Trustee and the Capital Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Capital Delaware Trustee and the Capital Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                   ARTICLE X

                                  ACCOUNTING

     Section 10.1   FISCAL YEAR.

     The fiscal year ("Fiscal Year") of Capital Trust shall be the calendar year, or such other year as is required by the Code.

     Section 10.2   CERTAIN ACCOUNTING MATTERS.

          (a) At all times during the existence of Capital Trust, the Capital Trust Administrators shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of Capital Trust. The books of account shall be maintained on the accrual method of accounting, in

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

     accordance with generally accepted accounting principles. Capital Trust shall use the accrual method of accounting for United States Federal income tax purposes. The books of account and the records of Capital Trust shall be examined by and reported upon as of the end of each Fiscal Year of Capital Trust by a firm of independent certified public accountants selected by the Sponsor.

          (b) The Capital Trust Administrators shall cause to be prepared and delivered to each of the Holders of Capital Trust Securities, within 90 days after the end of each Fiscal Year of Capital Trust, annual financial statements of Capital Trust, including a balance sheet of Capital Trust as of the end of such Fiscal Year, and the related statements of income or loss.

          (c) The Capital Trust Administrators shall cause to be duly prepared and delivered to each of the Holders of Capital Trust Securities, an annual United States Federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Capital Trust Administrators shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of Capital Trust.

          (d) The Capital Trust Administrators shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States Federal income tax return, on a Form 1041 or such other form required by United States Federal income tax law, and any other annual income tax returns required to be filed by the Capital Trust Administrators on behalf of Capital Trust with any state or local taxing authority.

     Section 10.3   BANKING.

     Capital Trust shall maintain one or more bank accounts in the name and for the sole benefit of Capital Trust; provided, however, that all payments of funds in respect of the Debentures held by the Capital Property Trustee shall be made directly to the Capital Property Account and no other funds of Capital Trust shall be deposited in the Capital Property Account. The sole signatories for such accounts shall be designated by the Capital Trust Administrators; provided, however, that the Capital Property Trustee shall designate the signatories for the Capital Property Account.

     Section 10.4   WITHHOLDING.

     Capital Trust and the Capital Trust Administrators shall comply with all withholding requirements under United States federal, state and local law. Capital Trust shall request, and the Holders shall provide to Capital Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by Capital Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Capital Trust Administrators shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that Capital Trust is required to withhold and pay over any amounts to any

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

authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, Capital Trust may reduce subsequent Distributions by the amount of such withholding.

                                  ARTICLE XI

                            AMENDMENTS AND MEETINGS

     Section 11.1   AMENDMENTS.

          (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by (i) the Capital Trust Administrators (or, if there are more than two Capital Trust Administrators, a majority of the Capital Trust Administrators) and (ii) by the Capital Property Trustee if the amendment affects the rights, powers, duties, obligations or immunities of the Capital Property Trustee; and
     (iii) by the Capital Delaware Trustee if the amendment affects the rights, powers, duties, obligations or immunities of the Capital Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                 (i) unless, in the case of any proposed amendment, the Capital Property Trustee shall have first received an Officers' Certificate from each of Capital Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Capital Property Trustee, the Capital Property Trustee shall have first received:

                    a. an Officers' Certificate from each of Capital Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                    b. an opinion of counsel (who may be counsel to the Sponsor or Capital Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                (iii)    to the extent the result of such amendment would be to:

                    a. cause Capital Trust to be classified other than as a grantor trust for United States Federal income tax purposes;

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

                    b. cause Asset Trust to be classified for purposes of United States Federal income tax purposes as an association or publicly traded partnership taxable as a corporation;

                    c. reduce or otherwise adversely affect the powers of the Capital Property Trustee in contravention of the Trust Indenture Act; or

                    d. cause Capital Trust to be deemed to be an investment company required to be registered under the Investment Company Act.

          (c) In the event the consent of the Capital Property Trustee, as the holder of the Asset Trust Preferred Securities is required under the Asset Declaration with respect to any amendment, modification or termination of the Asset Declaration or the Asset Trust Preferred Securities the Capital Property Trustee shall request the direction of the holders of the Capital Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Capital Trust Securities voting together as a single class; provided, however, that
                                                         --------  -------
     where a consent under the Asset Declaration would require the consent of a Super Majority of the holders of Asset Trust Preferred Securities the Capital Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Capital Trust Securities which the relevant Super Majority represents of the aggregate liquidation preference of the Asset Trust Preferred Securities outstanding; provided, further, that the Capital Property Trustee shall not
                  --------  -------
     be obligated to take any action in accordance with the directions of the Holders of the Capital Trust Securities under this Section 11.1(c) unless the Capital Property Trustee has received an opinion of independent tax counsel to the effect that for United States Federal income tax purposes Capital Trust will continue to be classified as a grantor trust after consummation of such action and each Holder will be treated as owning an undivided beneficial ownership interest in the Asset Trust Preferred Securities.

          (d) At such time after Capital Trust has issued any Capital Trust Securities that remain outstanding, if an amendment would (i) adversely affect the powers, preferences or special rights of the Capital Trust Securities, whether by way of amendment to the Declaration or otherwise or
     (ii) result in the dissolution, winding-up or termination of Capital Trust other than pursuant to the terms of this Declaration or, (iii) change the amount or timing of any distribution of the Capital Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Securities as of a specified date or (iv) restrict the right of a Holder of Capital Trust Securities to institute suit for the enforcement of any such payment on or after such date, then the Holders of the Capital Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a Majority in Liquidation Amount of the Capital Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause
     (i) above would adversely affect only the Capital Trust Preferred Securities or the Capital Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall

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

     not be effective except with the approval of a Majority in Liquidation Amount of such class of Capital Trust Securities.

          (e) Section 7.8 and this Section 11.1 shall not be amended without the consent of all of the Holders of the Capital Trust Securities.

          (f) Article IV shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities.

          (g)  The rights of the Capital Trust Common Securities Holder under
     Article VI to increase or decrease the number of, and appoint and remove Capital Trustees shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Capital Trust Common Securities.

          (h) Notwithstanding Section 11.1(c), this Declaration may be amended without the consent of the Holders of the Capital Trust Securities:

            (i) to cure any ambiguity, correct or supplement any provisions in this Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Declaration that shall not be inconsistent with the other provisions of this Declaration;

           (ii) to add to the covenants, restrictions or obligations of the Sponsor;

          (iii) to conform to any change in the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

           (iv) to modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that Capital Trust will be classified as a grantor trust and will not be taxable as a corporation for United States Federal income tax purposes at all times that any Securities are outstanding or to ensure that Capital Trust will not be required to register as an "investment company" under the Investment Company Act; or

            (v) to conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders.

     provided, however, that such action shall not adversely affect in any material respect the interests of any Holder of Capital Trust Preferred Securities or the Capital Trust Common Securities Holder, and any amendments of this Declaration shall become effective when notice thereof is given to the Holders of Capital Trust Securities.

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

          (i) The issuance of an order by the Capital Trust Administrators for purposes of establishing the terms and form of the Securities as contemplated by Section 7.1 shall not be deemed an amendment of this Declaration subject to the provisions of this Section 11.1.

     Section 11.2 MEETINGS OF THE HOLDERS OF CAPITAL TRUST SECURITIES; ACTION BY WRITTEN CONSENT.

          (a) Meetings of the Holders of any class of Capital Trust Securities may be called at any time by the Capital Property Trustee (or as provided in the terms of the Capital Trust Securities) to consider and act on any matter on which Holders of such class of Capital Trust Securities are entitled to act under the terms of this Declaration, the terms of the Capital Trust Securities, the Asset Declaration, or the rules of any stock exchange on which the Capital Trust Preferred Securities are listed or admitted for trading. The Capital Property Trustee shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of such class of Capital Trust Securities. Such direction shall be given by delivering to the Capital Property Trustee one or more calls in a writing stating that the signing Holders of Capital Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Capital Trust Securities calling a meeting shall specify in writing the Certificates held by the Holders of Capital Trust Securities exercising the right to call a meeting and only those Capital Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met. The Capital Trust Administrators, the Sponsor and the Capital Trust Common Securities Holder may, in their sole discretion, submit for a vote, approval, or consent of the holders of the Capital Trust Preferred Securities any action or determination to be taken or made by the Capital Trust Administrators, the Sponsor or the Capital Trust Common Securities Holder.

          (b) Except to the extent otherwise provided in the terms of the Capital Trust Securities, the following provisions shall apply to meetings of Holders of Capital Trust Securities:

               (i) notice of any such meeting shall be given to all the Holders of Capital Trust Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Capital Trust Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Trust Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Capital Trust Securities. Any action that may be taken at a meeting of the Holders of Capital Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Capital Trust Securities owning not less than the minimum amount of Capital Trust Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Capital Trust Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given

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

          to the Holders of Capital Trust Securities entitled to vote who have not consented in writing. The Capital Property Trustee may specify that any written ballot submitted to the Capital Trust Security Holders for the purpose of taking any action without a meeting shall be returned to Capital Trust within the time specified by the Capital Property Trustee;

               (ii) each Holder of a Capital Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of Capital Trust Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Capital Trust Securities executing such proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if Capital Trust were a Delaware corporation and the Holders of the Capital Trust Securities were stockholders of a Delaware corporation;

               (iii) each meeting of the Holders of the Capital Trust Securities shall be conducted by the Capital Property Trustee or by such other Person that the Capital Trust Administrators may designate; and

               (iv) consistent with the Business Trust Act, this Declaration, the terms of the Capital Trust Securities, the Asset Declaration, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Trust Preferred Securities are then listed for trading, otherwise provides, the Capital Property Trustee, in its sole discretion, shall establish all other provisions relating to meetings of Holders of Capital Trust Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Capital Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XII

   REPRESENTATIONS OF CAPITAL PROPERTY TRUSTEE AND CAPITAL DELAWARE TRUSTEE

     Section 12.1   REPRESENTATIONS AND WARRANTIES OF THE CAPITAL PROPERTY
TRUSTEE.

     A Capital Trustee that acts as initial Capital Property Trustee represents and warrants to Capital Trust and to the Sponsor at the date of this Declaration, and each Successor Capital Property Trustee represents and warrants to Capital Trust and the Sponsor at the time of the

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Successor Capital Property Trustee's acceptance of its appointment as Capital
Property Trustee that:

          (a) the Capital Property Trustee is a corporation or bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the Capital Property Trustee satisfies the requirements set forth in Section 6.3(a);

          (c) the execution, delivery and performance by the Capital Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Capital Property Trustee;

          (d) the execution, delivery and performance of this Declaration by the Capital Property Trustee does not conflict with or constitute a breach of the articles of association or incorporation, as the case may be, or the by-laws (or other similar organizational documents) of the Capital Property Trustee; and

          (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Capital Property Trustee of this Declaration.

     Section 12.2   REPRESENTATIONS AND WARRANTIES OF THE CAPITAL DELAWARE
TRUSTEE.

     A Capital Trustee that acts as initial Capital Delaware Trustee represents and warrants to Capital Trust and to the Sponsor at the date of this Declaration, and each Successor Capital Delaware Trustee represents and warrants to Capital Trust and the Sponsor at the time of the Successor Capital Delaware Trustee's acceptance of its appointment as Capital Delaware Trustee that:

          (a) the Capital Delaware Trustee satisfies the requirements set forth in Section 6.2 and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration and, if it is not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

          (b) the Capital Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration; and

          (c) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is require for the execution, delivery or performance by the Capital Delaware Trustee of this Declaration.

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                                 ARTICLE XIII

                                 MISCELLANEOUS

     Section 13.1   NOTICES.

     All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to Capital Trust, in care of the Capital Trust Administrators at Capital Trust's mailing address set forth below (or such other address as Capital Trust may give notice of to the Capital Property Trustee, the Capital Delaware Trustee and the Holders of the Capital Trust Securities):

                          c/o  First Maryland Bancorp
                          25 South Charles Street
                          Baltimore, Maryland 21201

          (b) if given to the Capital Delaware Trustee, at the mailing address set forth below (or such other address as the Capital Delaware Trustee may give notice of to the Capital Trust Administrators, the Capital Property Trustee and the Holders of the Capital Trust Securities):

                          c/o  The Bank of New York
                          101 Barclay Street, Floor 21 West
                          New York, New York  10286

          (c) if given to the Capital Property Trustee, at its Corporate Trust Office (or such other address as the Capital Property Trustee may give notice of to the Capital Trust Administrators, the Capital Delaware Trustee and the Holders of the Capital Trust Securities).

          (d) if given to the Sponsor, at the mailing address set forth below (or such other address as the Sponsor may give notice of to the Capital Property Trustee, the Capital Delaware Trustee and Capital Trust):

                          First Maryland Bancorp
                          25 South Charles Street
                          Baltimore, Maryland 21201
                          Attn:  General Counsel

          (e) if given to any Holder, at the address set forth on the books and records of Capital Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 13.2   GOVERNING LAW.

     THIS DECLARATION AND THE RIGHTS AND OBLIGATIONS OF HOLDERS, CAPITAL TRUST, THE SPONSOR AND THE CAPITAL TRUSTEES SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE HOLDERS, CAPITAL TRUST, THE SPONSOR, THE CAPITAL TRUSTEES OR THIS DECLARATION ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE CAPITAL TRUSTEES AS SET FORTH OR REFERENCED IN THIS DECLARATION.
SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO CAPITAL TRUST.

     Section 13.3   INTENTION OF THE PARTIES.

     It is the intention of the parties hereto that Capital Trust be classified for United States Federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted in a manner consistent with such classification.

     Section 13.4   HEADINGS.

     Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

     Section 13.5   SUCCESSORS AND ASSIGNS.

     Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Capital Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

     Section 13.6   PARTIAL ENFORCEABILITY.

     If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     Section 13.7   COUNTERPARTS.

     This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Capital Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     Section 13.8   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Declaration or in any suit against any Capital Trustee for any action taken or omitted by it as a Capital Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 13.8 does not apply to a suit by a Capital Trustee, a suit by a Holder to enforce its right to payment or a suit by Holders of more than 10% in Liquidation Amount of the then outstanding Capital Trust Securities.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                              FIRST MARYLAND BANCORP,

                              as Sponsor and Capital Trust Common Securities Holder

                              By: /s/ DAVID M. CRONIN
                                 ----------------------------------------------
                              Name:
                              Title Executive Vice President

                              THE BANK OF NEW YORK, as Capital Property Trustee

                              By: /s/ MARYBETH LEWICKI
                                 ----------------------------------------------
                              Name:
                              Title Vice President

                              THE BANK OF NEW YORK (DELAWARE), as Capital
                              Delaware Trustee

                              By: /s/ WALTER N. GITLIN
                                 ----------------------------------------------
                              Name:
                              Title Authorized Signatory

                              David M. Cronin, as Capital Trust Administrator

                               /s/ David M. Cronin
                              -------------------------------------------------


                              Robert F. Ray, as Capital Trust Administrator

                              /s/ Robert F. Ray
                              -------------------------------------------------

                                                               EXHIBIT A-1


     This Capital Trust Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depository"), or a nominee of the Depository. This Capital Trust Preferred Security is exchangeable for Capital Trust Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Trust Preferred Security (other than a transfer of this Capital Trust Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Trust Preferred Security Certificate is presented by an authorized representative of the Depository to Allfirst Preferred Capital Trust or its agent for registration of transfer, exchange or payment, and any Capital Trust Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     THE HOLDER OF THIS CAPITAL TRUST PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL TRUST PREFERRED SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION.

                     [INSERT RESTRICTED SECURITIES LEGEND]

                                     A-1-1

CERTIFICATE NO. _____          NUMBER OF CAPITAL TRUST PREFERRED SECURITIES:
_______ CUSIP NO. ____________           AGGREGATE LIQUIDATION AMOUNT:  _______

           CERTIFICATE EVIDENCING CAPITAL TRUST PREFERRED SECURITIES
                                      OF
                        ALLFIRST PREFERRED CAPITAL TRUST


  FLOATING RATE NON-CUMULATIVE SUBORDINATED CAPITAL TRUST ENHANCED SECURITIES, SERIES ___ (LIQUIDATION AMOUNT $1,000 PER CAPITAL TRUST PREFERRED SECURITY)

     ALLFIRST PREFERRED CAPITAL TRUST, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _______ Capital Trust Preferred Securities (with aggregate liquidation amount of $__________) of Capital Trust representing undivided beneficial ownership interests in the assets of Capital Trust designated the Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series ___ (liquidation amount $1,000 per Capital Trust Preferred Security) (the "Capital Trust Preferred Securities"). The Capital Trust Preferred Securities are transferable on the books and records of Capital Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of Capital Trust, dated as of July 13, 1999 (as the same may be amended from time to time (the "Declaration"), among First Maryland Bancorp, as Sponsor (the "Company"), David M. Cronin and Robert F. Ray as Capital Trust Administrators, The Bank of New York, as Capital Property Trustee, and The Bank of New York (Delaware), as Capital Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Capital Trust Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Capital Trust Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                                     A-1-2

     IN WITNESS WHEREOF, Capital Trust has executed this certificate this ____ day of ____________, 199-.

                              ALLFIRST PREFERRED CAPITAL TRUST

                              By:______________________________________________
                              Name:
                              Title:

     This is one of the Capital Trust Securities referred to in the within-mentioned Declaration.

                              THE BANK OF NEW YORK

                              By:______________________________________________
                                 Authorized Signatory

                                     A-1-3

                             [reverse of security]

     The distribution rate payable on each Capital Trust Preferred Security will be equal to the variable distribution rate per annum of the Asset Trust Preferred Securities. Distributions will be payable at such rate on the stated liquidation preference of $1,000 per Capital Trust Preferred Security. Distributions on the Capital Trust Preferred Securities will only be made to the extent that Capital Trust has funds legally available for the payment of such distributions. Amounts available to Capital Trust for distribution to the Holders of the Capital Trust Preferred Securities will be limited to payments received by Capital Trust from Asset Trust on the Asset Trust Preferred Securities or from the Company on the Capital Trust Guarantee. The amount of distributions payable for any Distribution Period will be on the basis of the actual number of days elapsed during the related Distribution Period and 360-day year.

     Except as otherwise described herein, distributions on the Capital Trust Preferred Securities will be non-cumulative, and will be payable quarterly, on January 15, April 15, July 15, and October 15 of each year, commencing on October 15, 1999. If the Capital Trust Preferred Securities are in book-entry-only form, distributions will be payable to the holders of record as they appear on the books and records of the Security Register on the relevant record dates, which will be one Business Day prior to the relevant payment dates. Distributions payable on any Capital Trust Preferred Securities that are not punctually paid on any Distribution Payment Date will cease to be payable to the Person in whose name such Capital Trust Preferred Securities are registered on the relevant record date, and such distribution will instead be payable to the Person in whose name such Capital Trust Preferred Securities are registered on the special record date or other specified date for payment of such defaulted or accumulated Distribution. If the Capital Trust Preferred Securities are not in book-entry-only form, the relevant record dates shall be the first day of the month of the relevant payment dates. In the event that any date on which distributions are payable is not a Business Day, payment of such distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     The Capital Trust Preferred Securities shall be redeemable as provided in the Declaration.

                                     A-1-4

                             _____________________

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Trust Preferred Security Certificate to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints
________________________________________________________________________________
________________________________________________________________________________
__________________________________ agent to transfer this Capital Trust
Preferred Security Certificate on the books of Capital Trust. The agent may substitute another to act for him or her.

Date: ________________________

Signature: ____________________
(Sign exactly as your name appears on the other side of this Capital Trust Preferred Security Certificate)

                                     A-1-5

     Include the following if the Capital Trust Preferred Security bears a Restricted Securities Legend:

     In connection with any transfer of any of the Capital Trust Preferred Securities evidenced by this Certificate, the undersigned confirms that such Capital Trust Preferred Securities are being:

CHECK ONE BOX BELOW

        (1) :       exchanged for the undersigned's own account without transfer; or

        (2) :       transferred pursuant to and in compliance with Rule 144A under the
                    Securities Act of 1933; or

        (3) :       transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of
                    1933 that is acquiring the Capital Trust Preferred Securities for its own account, or for the account of such an institutional "accredited investor,"
                    for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of
                    1933; or

        (4) :       transferred pursuant to and in compliance with Regulation S under the
                    Securities Act of 1933; or

        (5) :       transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

        (6) :       transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Capital Trust Preferred Securities evidenced by this Certificate in the name of any Person other than the Holder hereof; provided, however, that if box (3),
                                            --------  -------
(4) or (5) is checked, the Registrar may require, prior to registering any such transfer of the Capital Trust Preferred Securities, such legal opinions, certifications and other information as Capital Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, by acceptance of this
--------  -------
Certificate, the transferee shall be deemed to have certified that it is a "QIB" or "qualified institutional buyer" (as defined in Rule 144A) acquiring the Capital Trust Preferred Securities for its own account or for the account of another QIB over which it exercises sole investment discretion and that it is aware that the Holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Holder's transfer of Capital Trust Preferred Securities to it or (ii) if box (3) is checked, the transferee must also provide to the Registrar a Transferee Letter of Representation in the form attached to the Offering Memorandum of Capital Trust dated July 9, 1999; provided, further,
                                                             --------  -------
that after the date that a registration statement has

                                     A-1-6
been filed and so long as such registration statement continues to be effective, only then may the Registrar permit transfers for which box (6) has been checked.

                                     __________________________________________
                                                   Signature

                                     A-1-7

                                                                  EXHIBIT A-2

                     THIS CERTIFICATE IS NOT TRANSFERABLE

  CERTIFICATE NO. ______   NUMBER OF CAPITAL TRUST COMMON SECURITIES:  ______


            CERTIFICATE EVIDENCING CAPITAL TRUST COMMON SECURITIES

                                      OF

                       ALLFIRST PREFERRED CAPITAL TRUST


  CAPITAL TRUST COMMON SECURITIES (LIQUIDATION AMOUNT $1,000 PER CAPITAL TRUST
                               COMMON SECURITY)

     Allfirst Preferred Capital Trust, a statutory business trust formed under the laws of the State of Delaware ("Capital Trust"), hereby certifies that First Maryland Bancorp (the "Holder") is the registered owner of common securities of Capital Trust representing an undivided beneficial ownership interest in the assets of Capital Trust designated the Floating Rate Non-cumulative Subordinated Capital Trust Common Securities (liquidation amount $1,000 per Capital Trust Common Security) (the "Capital Trust Common Securities"). The Capital Trust Common Securities are not transferable and any attempted transfer thereof shall be void. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Trust Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of Capital Trust, dated as of July 13, 1999 (as the same may be amended from time to time, the "Declaration"), among First Maryland Bancorp, as Sponsor, David M. Cronin and Robert F. Ray as Capital Trust Administrators, The Bank of New York, as Capital Property Trustee, and The Bank of New York (Delaware), as Capital Delaware Trustee. The Holder is entitled to the benefits of the Capital Trust Guarantee to the extent described therein. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Trust Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                                     A-2-1

     IN WITNESS WHEREOF, Capital Trust has executed this certificate this __ day of _____________, 199-.

                         ALLFIRST PREFERRED CAPITAL TRUST

                         By:____________________________________
                         Name:
                         Title:

                                     A-2-2